                            ASSET PURCHASE AGREEMENT

                           AND PLAN OF REORGANIZATION


                                 BY AND BETWEEN



                           iLINC COMMUNICATIONS, INC.,
                             A DELAWARE CORPORATION,

                                  AS PURCHASER



                                       AND



                         GLYPHICS COMMUNICATIONS, INC.,
                               A UTAH CORPORATION

                                    AS SELLER







                                  JUNE 1, 2004

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----


Section 1.        Terms of the Sale and Purchase of the Purchased Assets.......1
         1.1      Conveyance of Purchased Assets...............................2
         1.2      No Excluded Assets...........................................3
         1.3      Purchase Price...............................................3
         1.4      Form and Payment of Consideration Due to Seller..............3
         1.5      Assumption of Only Specific Liabilities......................5
         1.6      Purchase Price Allocation....................................5
         1.7      Subsequent Actions...........................................6
         1.8      Cash.........................................................6
         1.9      Accounts Receivable..........................................6
         1.10     Dissenters' Rights...........................................6
Section 2.        Representations and Warranties of Seller.....................7
         2.1      Corporate Existence; Good Standing...........................7
         2.2      Power and Authority..........................................7
         2.3      Absence of Conflicting Agreements............................7
         2.4      Permits, Licenses and Governmental Authorizations............7
         2.5      Consents.....................................................8
         2.6      Seller's Financial Information...............................8
         2.7      Leases.......................................................9
         2.8      Condition of Purchased Assets................................9
         2.9      Title to Property............................................9
         2.10     Intellectual Property........................................9
         2.11     Employees and Wage Claims...................................10
         2.12     Legal Proceedings...........................................10
         2.13     Customers, Resellers and Contracts..........................11
         2.14     Subsequent Events...........................................11
         2.15     Taxes.......................................................12
         2.16     Liabilities and Debts.......................................12
         2.17     Employee Benefit Plans......................................12
         2.18     No Untrue Representations...................................12
         2.19     Brokers and Finders.........................................13
Section 3.        Representations And Warranties Of The Key Holder............13
         3.1      Economic Risk...............................................13
         3.2      Absence of Conflicting Agreements or Required Consents
                  Relating to the Key Holder's Obligations....................13
         3.3      Representations and Warranties of Seller....................13
         3.4      Litigation and Claims.......................................13
         3.5      No Undisclosed Liabilities..................................13

                                       i
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Section 4.        Representations and Warranties of Purchaser.................14
         4.1      Corporate Existence: Good Standing..........................14
         4.2      Power and Authority.........................................14
         4.3      Financial Statements........................................14
         4.4      SEC Documents and Reports...................................14
         4.5      Legal Proceedings...........................................14
         4.6      No Undisclosed Liabilities..................................15
         4.7      No Violation of Law.........................................15
         4.8      Brokers and Finders.........................................15
Section 5.        Covenants of Seller.........................................15
Section 6.        Covenants of Purchaser......................................15
Section 7.        Purchaser's Conditions Precedent............................16
         7.1      Representations and Warranties..............................16
         7.2      Covenants and Conditions....................................16
         7.3      Proceedings.................................................16
         7.4      Closing Deliveries..........................................16
         7.5      Consents and Approvals......................................16
         7.6      Due Diligence Review........................................16
         7.7      No Material Adverse Change..................................16
         7.8      Employees of Seller.........................................16
         7.9      Assignment of Lease.........................................16
Section 8.        Seller's Conditions Precedent...............................17
         8.1      Representations and Warranties..............................17
         8.2      Covenants and Conditions....................................17
         8.3      Proceedings.................................................17
         8.4      Closing Deliveries..........................................17
         8.5      Employees of Seller.........................................17
         8.6      Consents and Approvals......................................17
         8.7      No Material Adverse Change..................................17
Section 9.        Closing Deliveries..........................................17
         9.1      Deliveries of Seller........................................17
         9.2      Deliveries of Purchaser.....................................18
Section 10.       Indemnity and Revenue Performance Requirement...............19
         10.1     Indemnification of Purchasers...............................19
         10.2     Reimbursement and Right of Offset...........................19
         10.3     Revenue Performance Requirement.............................20
         10.4     Operation of Audio Conferencing Business During
                  Measurement Year............................................20
         10.5     Threshold...................................................20
         10.6     Effect of Investigation.....................................20
         10.7     Indemnification of Seller...................................20
         10.8     Procedure for Indemnification -- Third Party Proceedings....21
         10.9     Limitation of Seller Indemnification........................21
         10.10    Survival of Closing.........................................21
Section 11.       Stockholders' Registration Rights...........................22
Section 12.       Termination.................................................23

                                       ii
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Section 13.       Miscellaneous...............................................23
         13.1     Notices.....................................................23
         13.2     Successors and Assigns......................................23
         13.3     Entire Agreement............................................24
         13.4     Governing Law; Severability.................................24
         13.5     Schedules and Exhibits......................................24
         13.6     Waivers.....................................................24
         13.7     Headings....................................................24
         13.8     Counterparts................................................24
         13.9     Confidentiality.............................................24
         13.10    Expenses  ..................................................24
         13.11    No Third Party Beneficiaries  ..............................24
         13.12    Further Assurances  ........................................25

                            ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement, ("Agreement") made and executed to be effective on June 1, 2004, (the "Effective Date") by and among iLinc Communications, Inc., a Delaware corporation ("Purchaser" or "iLinc"), and Glyphics Communications, Inc., a Utah corporation ("Seller" or "Glyphics").

                                   WITNESSETH:

         WHEREAS, Seller is in the business of providing audio conferencing services on an operator assisted basis (events, meet-me, and traditional operator assisted calls) and a non-operator assisted basis (reservationless) using audio conferencing bridges and equipment that is owned and operated by Seller, with Seller's premises located at 775 West 1221 North, Suite 200, Springville, Utah 84663 (the "Premises");

         WHEREAS, Seller also has created, owns and maintains certain online seminar registration software which it uses in the operation of its events seminar audio conferencing business, and Seller has created, owns and maintains certain Web conferencing software (known as "Web Presenter") which it provides to its audio conferencing customers for use in Web conferencing (together the two software are referred to as the Glyphics "Software");

         WHEREAS, Purchaser sells and distributes certain software and related services to clients in the Web conferencing and Web collaboration businesses, and sells at times audio conferencing services as a value added reseller of Glyphics;

         WHEREAS, Purchaser wishes to acquire all of the assets of Glyphics, including specifically the audio conferencing assets and the Glyphics Software, that is associated with the audio conferencing business of known as Glyphics Communications, globally called the purchased assets as more fully defined herein, all upon the terms and subject to the conditions set forth herein; and

         WHEREAS, it is the intention of the parties to this Agreement that the sale of substantially all of the assets and property of the Company hereunder for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368(a)(1)(C) of the Internal Revenue Code of 1986 (the "Code") and that the Company shall liquidate and dissolve itself as soon as reasonably practicable upon the consummation of the transactions described herein.

         NOW THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

SECTION 1.        TERMS OF THE SALE AND PURCHASE OF THE PURCHASED ASSETS.
                  -------------------------------------------------------

         The closing of the transaction contemplated by this Agreement (the "Closing"), and the purchase and sale of the assets provided for herein, shall take place at the corporate offices of Purchaser, located at 2999 North 44th Street, Suite 650, Phoenix, Arizona 85018 on the first business day upon which the conditions precedent set forth herein shall be fulfilled or waived or, at such other time, place, or date as the parties hereto may agree (the "Closing Date"). The sale of the Purchased Assets described herein shall be based on the respective representations, warranties and agreements of Purchaser and Seller as of the Closing Date, and shall be subject to the terms and conditions herein stated.

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         1.1 CONVEYANCE OF PURCHASED ASSETS. Subject to and upon the terms and conditions contained herein, on the Closing Date, Seller shall sell, convey, transfer, deliver and assign to Purchaser all of Seller's right, title and interest in and to all of Seller's assets and business as a whole (the "Purchased Assets"), including but not limited to those directly and indirectly related to the Seller's audio conferencing business, its internet service provider business and its long distance business located in Springville, Utah (all collectively called the "Audio Conferencing Business"). Without limiting the foregoing, the Purchased Assets shall specifically include:

                  (a) All of Seller's ownership or leasehold interest in tangible property, plant, furniture, fixtures, inventory, computer hardware, network equipment and business equipment and other tangible assets related directly and indirectly to the Audio Conferencing Business located in Springville, Utah, including but not limited to those items described in
SCHEDULE 1.1(a) to this Agreement;

                  (b) All software owned or licensed by Seller related directly and indirectly to the Audio Conferencing Business listed in SCHEDULE 1.1(b) to this Agreement, including but not limited to, (i) all source code, object code (both the current versions and all prior and/or archived versions, together with all translations of the current and prior version into languages other than English) whether in electronic format or written form including that of the Web presenter software, seminar registration software, streaming data software, voice-over-IP integrated with audio bride software; (ii) all user documentation and other help manuals associated with the Glyphics Software; (iii) all URL's associated with Glyphics, all of the code and copyrights associated with Glyphics' websites, the Audio Conferencing Business or other products or services sold by Glyphics; (iv) software used for technical support of the Glyphics products and services; (v) all beta versions of the Glyphics Software, including all project plans related to the Glyphics Software, all third party and proprietary computer programs used to create, support and test the Glyphics Software; and (vi) all technical support manuals;

                  (c) All customer lists, lead lists, prospect lists, lead sources, and prospective and existing customer databases as a part of or related directly and indirectly to the Audio Conferencing Business, including specifically those customers and prospects listed in SCHEDULE 1.1(c) to this Agreement. ;

                  (d) All intangible and other proprietary rights related to Glyphics and the Audio Conferencing Business, including all trade names, trade secrets, service marks, brands, copyrights, patents, all derivations thereof, (whether carrying a service mark, trademark or patient reference) together with any and all other names, assumed names, Web sites, slogans, and logos, trade secrets, or intellectual capital used in conjunction with the Audio Conferencing Business or indirectly associated with Glyphics' products, services or Glyphics Software, including specifically those items described in SCHEDULE 1.1(d) to this Agreement;

                  (e) All books and records of Seller's, including those related to the Audio Conferencing Business (such as financial statements, general ledgers, general ledger histories, bills of sale, purchase receipts, equipment leases, employee handbooks, accounts receivable ledgers, accounts payable ledgers, disbursement journals and sales journals), together with the right to collect and receive money or compensation such as accounts receivable, vendor deposits, pre-payments, (whether for the use of the Software or maintenance of the Software), and all reseller agreements, licensing agreements, specifically including those items described in SCHEDULE 1.1(e) to this Agreement;

                  (f) All transferable licenses (software or otherwise) and other regulatory approvals necessary for or incident to the operation of the Audio Conferencing Business and the Software;

                  (g) All marketing and promotional materials used in, required for or incident to the marketing or promotion of the products and services related to Glyphics (whether in electronic or tangible printed form), educational programs, training materials, and all other intangible rights to sell or license any of the Glyphics Software or the Audio Conferencing Business; and,

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                  (i) All rights to any proceeds, payable in cash or trade, to be derived from the sale of Glyphics' long distance business under that certain agreement between Glyphics Communications, Inc. and Buyer's United Inc. dated July 18, 2003 (the "Long Distance Agreement").

         1.2 NO EXCLUDED ASSETS. Purchaser intends to acquire and Seller intends to transfer all of the assets of the Seller, and therefore there shall not be any assets, interests, or rights excluded from the Purchased Assets, and Seller shall not retain any residual right, title or interest in or to Purchased Assets, the Audio Conferencing Business, the Glyphics Software or any other asset or right related to Glyphics' products and services other than the amount of cash reflected in Section 1.8 below.

         1.3 PURCHASE PRICE. In consideration for the conveyance for all right title and interest in and to the Purchased Assets by Seller and the execution of this Agreement and all related agreements, Seller shall, receive a sum that is equal to 1.2114 times the annual audited net revenues, determined in accordance with generally accepted accounting principles, of the Seller's Audio Conferencing Business Revenues (the "Total Purchase Price") based upon the twelve month period ending December 31, 2003 (the "Valuation Period"). The term "net revenues" shall mean gross revenues less all sales returns and refunds. The term "Audio Conferencing Business Revenues" shall be defined as all net revenue of audio conferencing services, Web conferencing services, co-location services, streaming media services and commission earned on long distance services provided by UCN, and shall also include gross sales revenue collected through Glyphics seminar registration services even if such seminar registration gross revenues may not be included pursuant to GAAP. For purpose of determining Seller's Audio Conferencing Business Revenues, Glyphics shall engage an auditor approved by Purchaser that shall provide an audit of the financial statements of Glyphics as of and for the year ended December 31, 2003 to determine, among other things, the amount of the net direct and indirect Audio Conference Business Revenue as defined above that should be recorded by Seller (but excluding from this net revenue amount any net revenues associated with the Seller's long distance business). Seller has estimated its calendar year 2003 annual unaudited Audio Conferencing Business Revenues to be $4.8 Million. Based upon that estimate, and subject to verification and adjustment by audit, Purchaser will deliver to Seller in the manner provided below at Closing an estimated purchase price of $5.815 Million. The final Total Purchase Price, and corresponding amount to be retained as consideration by Purchaser, will be adjusted upward or downward depending upon the actual audited Audio Conferencing Business Revenues determined by Seller's auditors to have been earned by Seller during the Valuation Period.

         1.4 FORM AND PAYMENT OF CONSIDERATION DUE TO SELLER: In payment of the Total Purchase Price, Seller shall receive at Closing and thereafter consideration, subject to adjustment as provided herein based upon audit and the performance requirements contained herein, in the following form:

                  (a) At Closing, the assumption by Purchaser of only those liabilities, debts and obligations directly related to the Seller's Audio Conferencing Business, as specifically identified as owed to each creditor, in the nature and of the dollar amount more fully described in SCHEDULE 1.5 (the "Assumed Liabilities") estimated for purposes of example, but not limitation to be $2,114,596;

                  (b) The Total Purchase Price shall be reduced on a dollar-for-dollar basis for the actual amount of Assumed Liabilities. The Total Purchase Price less Assumed Liabilities shall be the "Equity Consideration" which is estimated for purposes of example, but not limitation to be $3,700,404. The Equity Consideration shall be paid and delivered to Seller in a manner consistent with the treatment of the transaction as a "reorganization" within the meaning of Section 368(a)(1)(C) of the Code in the form of shares of the Purchaser's voting common stock (the "Common Stock"). The actual number of

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shares of Common Stock to be tendered to Seller as Equity Consideration shall be determined by dividing the dollar amount of Equity Consideration due by the fixed price of $1.05 per share (the "Agreed Exchange Price"). Notwithstanding the foregoing, Seller agrees that should the number of shares of Common Stock to be issued as Equity Consideration upon receipt of the Audited Financial Statements exceed twenty percent (20%) of Purchaser's then outstanding shares of Common Stock, then the Seller shall receive only that total number of shares of Common Stock that would represent no more than twenty percent (20%) of the Purchaser's then outstanding shares of Common Stock, with the Total Purchase Price adjusted downward accordingly.

                  (c) Purchaser shall issue and deliver to Seller at Closing, (as later adjusted within 60 days after receipt of audited financial statements) stock certificates representing eighty percent (80%) of the Equity Consideration, and stock certificates representing twenty percent (20%) of the Equity Consideration shall be issued at Closing and delivered to the Escrow Agent to be held in accordance with the terms of the escrow agreement (the "Escrow Shares"), the form of which is attached hereto as Exhibit "A" (the "Escrow Agreement"). As further described in the Escrow Agreement, all of the Escrow Shares shall be subject to offset and return to Purchaser in the event Purchaser suffers damages defined therein covered by Seller's indemnity, in the event the Revenue Performance Requirement described in Section 10.3 below is not achieved or should the audited Audio Conferencing Revenues be less than the estimated Audio Conferencing Revenues.

                  (d) LIQUIDATION OF GLYPHICS; PRO RATA PAYMENTS. The parties hereto agree and acknowledge that, prior to the Closing, Glyphics will adopt a plan of liquidation (the "Plan of Liquidation") and that, pursuant to the Plan of Liquidation, the shareholders of Glyphics shall receive Glyphics' assets as of the date of Glyphics liquidation and dissolution, including any rights it may have under this Agreement. The parties hereto further agree and acknowledge that , as an integral part of carrying out the Plan of Liquidation, the Purchase Price (including shares of the Equity Consideration) shall be issued in the names of the shareholders of Glyphics as an accommodation to Seller and as consideration to Seller for the Purchased Assets. The Purchase Price (including any shares of the Equity Consideration) shall be paid in pro rata amounts to each Glyphics shareholder with each such shareholder's pro rata ownership of Glyphics capital stock as reflected on Schedule 1.4(d).

                  (e) The Seller (and each person or entity receiving a distribution of Common Stock) shall be required to execute a lock-up agreement with Purchaser (the "Lock-Up Agreement") that requires each holder of Common Stock to agree not to sell or transfer the Common Stock received from Purchaser for a period of one (1) year from the Closing Date. However, the Lock-Up Agreement will provide that any person or entity who receives Common Stock who is also not an employee of the Seller after the date that is six (6) months from the Closing Date, shall be entitled to have twenty-five percent (25%) of their Common Stock released from the Lock-Up Agreement. Each certificate representing Common Stock issued pursuant to the terms of this Agreement shall bear the following restrictive legend:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. FURTHERMORE, THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP AGREEMENT WITH THE COMPANY. SUCH SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION, WITHOUT AN EXEMPTION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF LEGAL COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED, AND MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE LOCK-UP AGREEMENT."

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         1.5 ASSUMPTION OF ONLY SPECIFIC LIABILITIES. Purchaser will assume only the liabilities, debts or obligations of Seller, in specific fixed amount and to each specific creditor in specific line item that are agreed upon and that are listed and referenced on SCHEDULE 1.5 (THE "ASSUMED LIABILITIES"), specifically including but not limited to:

                  (a) Accounts Payable and accrued liabilities (excluding accrued employee vacation liability) totaling $738,509, provided however that the amount of audit fees paid to Hansen, Barnett & Maxwell, P.C. accrued in accounts payable in the amount of $30,000 will be paid post closing by Purchaser, and further the actual amount paid will be either deducted from the escrow shares if the amount paid is higher than the amount accrued or credited toward any amount due as indemnity claims if the amount paid is lower that the amount accrued;

                  (b) USAC fees related to Seller's Audio Conferencing Business $81,313; provided however that the amount of USAC fees accrued in accounts payable in the foregoing amount will be paid post closing by Purchaser, and further the actual amount paid will be either deducted from the escrow shares if the amount paid is higher than the amount accrued or credited toward any amount due as indemnity claims if the amount paid is lower that the amount accrued;

                  (c) Capital leases related to the Spectel audio bridge hardware with outstanding remaining payments of $367,133;

                  (d) The accrued liability related to the Spectel audio bridge hardware upgrade with an outstanding balance totaling $147,097;

                  (e) The accrued paid time off and passport rewards program (i.e., vacation, sick and employee incentive liability) of all Glyphics employees, with that amount totaling $49,544;

                  (f) Cost of post closing audit in the amount of $30,000.

                  (g) The line of credit with First Citizens Bank in the amount of $400,000;

                  (h) The line of credit with Zions Bank in the amount of $51,000; and,

                  (i) The line of credit with Zions Bank in the amount of $250,000.

         Except for the Assumed Liabilities specifically assigned by Seller and assumed and listed on, SCHEDULE 1.5, Purchaser shall not assume any other liabilities, commitments or obligations of Seller, including those associated with the long distance business or the Audio Conferencing Business, or otherwise in connection with the consummation of the transactions contemplated by this Agreement. Seller shall at all times be responsible for the payment of all of its liabilities, debts and obligations that are not assumed by Purchaser. Furthermore, should the Purchaser be required to pay toward, extinguish or defend against the claims of a creditor of Purchaser concerning the liability, debt or obligation of Seller that was not assumed, then Purchaser shall be entitled to reimbursement under the specific indemnity provisions contained in
Section 10.1.

         1.6 PURCHASE PRICE ALLOCATION. The purchase price shall be allocated for federal income tax purposes as the parties may agree provided, however, that the parties intend that this tax allocation schedule shall not be delivered at Closing but rather shall be agreed to by the parties within thirty (30) days subsequent to Closing.

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         1.7 SUBSEQUENT ACTIONS. Seller will from time to time subsequent to the
Closing Date, at Purchaser's request and without further consideration, execute and deliver such other instruments of conveyance, assignment and transfer, and take such other actions, as Purchaser may reasonably request in order to more effectively convey, assign, transfer to and vest in Purchaser the Purchased Assets pursuant to the terms of this Agreement.

         1.8 CASH. Seller will transfer to Purchaser at Closing, without recourse at any time to Seller, all of Seller's cash and cash equivalents maintained in any checking, lockbox or savings accounts (the "Cash Accounts"). Seller warrants and represents that it will continue to make daily deposits of cash in the Cash Accounts in the ordinary course of business and not withdraw any sums from those Cash Accounts prior to the Closing Date except in the normal course of business. Seller will transfer all cash on hand and all cash on deposit in those Cash Accounts on the Closing Date, and all cash deposited in those Cash Accounts on and after the Closing Date shall be the exclusive property of Purchaser regardless of source.

         1.9 ACCOUNTS RECEIVABLE. Seller will transfer to Purchaser at Closing, without recourse to Seller, all of Seller's accounts receivable (the "Accounts Receivable"), with those Accounts receivable listed on SCHEDULE 1.9, including those representing all sales booked for the Audio Conferencing Business at all times prior to the Closing Date. Seller warrants and represents that all sales made prior to the Closing Date will be recorded in the normal course of business, and that Seller will not attempt to accelerate the collection of cash from any sale other than in the ordinary course of business. Seller will attempt to collect cash due from those accounts receivable in the normal course, and Seller will remit all cash on hand on the Closing Date and all cash collected from those Accounts Receivable subsequent to the Closing Date. At and after the Closing Date, Seller will not attempt to bill or collect from any customer, whether from sales arising after the Closing Date by either party or from any of the Accounts Receivable. Seller agrees that any cash collected after the Closing Date by Seller, or its agents, from any customers arising from the collection of Accounts Receivable (whether from existing Accounts Receivable or from new sales by Purchaser) will be immediately remitted to Purchaser. All Accounts Receivable are being transferred to Purchaser without recourse to Seller, but provided however that Seller represents that at least 75% of the Accounts Receivable are collectable by Purchaser within ninety (90) days of the Closing Date. Should more than 25% remain outstanding after ninety (90) days then the amount exceeding 25% shall be an offset against Escrow Shares on a dollar for dollar basis.

         1.10 DISSENTERS' RIGHTS. Stockholders of the Seller that have not voted affirmatively for approval of this Agreement and the transactions contemplated hereby (a "Dissenting Stockholder"), will not have the right to claim additional compensation from Purchaser, other than to receive their portion of the Total Purchase Price otherwise payable to Seller on the Closing Date. Should a Dissenting Stockholder demand appraisal or such additional compensation, then Seller shall be responsible for the payment of all claims of the Dissenting Stockholders, and shall hold harmless and indemnify Purchaser (and its shareholders, directors, officers, employees, agents, successors and assigns) from and against any and all costs, fees, expenses or damages sustained by Purchaser as a result of any claims by a Dissenting Stockholder. Seller will give Purchaser prompt notice of any demand received by Seller from a Dissenting Stockholder of its claims against the Total Purchase Price or appraisal of its interest in Seller. Each Dissenting Stockholder who becomes entitled to payment of their portion of the Total Purchase Price will receive payment thereof, from Seller, but only after the value thereof has been agreed upon by all stockholders of Seller. In no event shall the Total Purchase Price or other consideration to be paid by Purchaser be increased as a result of any demand of a Dissenting Stockholder. Any portion of the Total Purchase Price that would otherwise have been payable with respect to the Dissenting Stockholder prior to the Seller's and Dissenting Stockholder's agreement may be retained by the Seller in escrow until settlement is reached.

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SECTION 2.        REPRESENTATIONS AND WARRANTIES OF SELLER.
                  -----------------------------------------

         Seller hereby represents and warrants to Purchaser the following as of the Closing Date:

         2.1 CORPORATE EXISTENCE; GOOD STANDING. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah. Seller is qualified to do business in all locations where the nature of its business or the ownership of its assets or properties requires such qualification, except where the failure to obtain such qualification would not have a Material Adverse Effect on Seller's Business. Seller has all necessary corporate powers to own, license and convey the Purchased Assets, and to carry on Seller's Audio Conferencing Business, as such business is now being conducted. Seller is qualified to do business as a foreign corporation in the states, and each other jurisdiction outside the United States where qualification is required in connection with Seller's Audio Conferencing Business, with the states and other jurisdictions in which Seller is qualified listed on Schedule 2.1 attached hereto.

         2.2 POWER AND AUTHORITY. Seller has the corporate power to execute, deliver and perform this Agreement and all agreements and other documents executed and delivered by it pursuant to this Agreement or to be executed and delivered by it on the Closing Date (the "Transaction Agreements"), and has taken all action required by federal and state law (including the State of Utah), its Articles of Incorporation, and its Bylaws, to authorize the execution, delivery and performance of this Agreement and such related documents. Seller has the legal capacity to enter into and perform this Agreement and the other agreements to be executed and delivered by it in connection herewith. Seller has obtained the approval of its Board of Directors and stockholders in order to permit it to consummate the transactions contemplated herein. This Agreement and all agreements and documents executed and delivered in connection herewith have been, and will be as of the Closing Date, duly executed and delivered by Seller, and do constitute the legal, valid and binding obligations of Seller, enforceable against Seller, all of its stockholders, its creditors, successors and assigns in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditor's rights. Seller, at Closing will deliver true and correct copies of Seller's Board of Directors and stockholder's resolutions authorizing this transaction, execution of the agreements and transfer of the Purchased Assets to Purchaser. Seller is not a participant in any joint venture, partnership, association or similar business arrangement that would affect or impair its ability to transfer the Purchased assets with any other person or party.

         2.3 ABSENCE OF CONFLICTING AGREEMENTS. Seller acknowledges that the Purchased Assets are being transferred in an arms length transaction, and for what Seller believes is fair value and in a contemporaneous exchange. Seller will not take in any bankruptcy or receivership any position which puts in jeopardy the transfer of the Purchase Assets to the Purchaser, and will join the Purchaser in any motion filed by the Purchaser to protect the transfer from a claim by any creditor or stockholder of Seller that the transaction described herein is a fraudulent transfer. The execution and delivery of this Agreement, and the Transaction Agreements do not, and the consummation of the actions contemplated hereby will not, violate any provision of the Articles of Incorporation or Bylaws of Seller. Except as set forth in SCHEDULE 2.3, the execution and delivery of this Agreement or the Transaction Agreements will not result in the acceleration of, any obligation under any mortgage, lien, security interest, lease, agreement, rent, instrument, order, arbitration award, judgment or decree to which Seller is a party or by which Seller is bound or result in any lien or encumbrance on any of the Purchased Assets.

         2.4 PERMITS, LICENSES AND GOVERNMENTAL AUTHORIZATIONS. Except as set forth in Schedule 2.4, Seller has obtained all material permits, governmental authorizations and approvals required, by any federal, state, local or regulatory organization, to be maintained by Seller in connection with the operation of the Purchased Assets or required to own and operate the Audio Conferencing Business. Such governmental permits, authorizations and approvals have been duly obtained and are in full force and effect. Seller has not been served with process that there are any proceedings pending, and to Seller's knowledge no such proceedings are threatened, which may result in the revocation, cancellation or suspension, or any adverse modification, of any thereof of any such material governmental permit, authorization or approval.

         2.5 CONSENTS. Except as expressly set forth on SCHEDULE 2.5 hereof, Seller has obtained all consents, authorizations and licenses from any lender, lessor, manufacturer or supplier which is required to authorize the execution, delivery and performance of this Agreement by the Seller or required in connection with the operation of the Audio Conferencing Business by Purchaser after the Closing Date The execution, delivery and performance by Seller of the Transaction Agreements, except as expressly set forth on SCHEDULE 2.5 hereof (a) do not require the consent of any governmental or regulatory authority or any other third party except where the absence of any such consent would not, individually have a Material Adverse Effect; (b) will not conflict with, result in a material breach of, or constitute a default under any law, ordinance, regulation, ruling, judgment, order or injunction of any court or governmental instrumentality to which Seller is a party or by which Seller or its Audio Conferencing Business is subject; and (c) will not conflict with, constitute grounds for termination of, result in a material breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of any agreement, instrument, license or permit, material to this transaction, to which Seller is a party or by which Seller's Audio Conferencing Business is subject. As used in this Agreement, "Material Adverse Change" or "Material Adverse Effect" means any change, event or effect, as the case may be, that is materially adverse to the operations, results of operations or Purchased Assets of Seller, taken as a whole.

         2.6 SELLER'S FINANCIAL INFORMATION. Seller has attached as SCHEDULE 2.6 Seller's un-audited financial statements (balance sheets and income statements), at and for the fiscal year ending December 31, 2001, December 31, 2002, December 31, 2003, and the un-audited financial statements (balance sheet and income statement) at and for the four month period ending April 30, 2004 (the "Internal Financial Statements") (with April 30, 2004 being the "Financials Date"). Seller will provide to Purchaser, at Seller's sole expense, within sixty (60) days of the Closing Date audited financial statements of Seller's business at and for the fiscal years ending December 31, 2002 and December 31, 2003 (including a balance sheet, income statement, statement of cash flows and footnotes related thereto), and the audited financial statements (balance sheet, income statement, statement of cash flows and footnotes related thereto) at and for the three (3) month period ending March 31, 2004, (collectively the "Audited Financial Statements"), and such other documents, statements or schedules reasonably requested by Purchaser which will enable, and are to be used by, Purchaser to file Form 8-K reflecting the transaction between Seller and Purchaser (with the Internal Financial Statements and the Audited Financial Statements collectively called the "Seller's Financial Statements"). Seller will be responsible for the retention of a CPA firm which is capable of providing such Audited Financial Statements. The cost of such audit will be included in the Assumed Liabilities set forth in Schedule 1.5. The information contained in the Seller's Financial Statements, including the notes thereto, for the periods reflected therein, will have been prepared in accordance with generally accepted accounting principles, consistently applied. The Seller's Financial Statements, in all material respects: (i) truly and accurately reflect the results of the operations; (ii) fairly and accurately present the financial position of Seller as of the dates indicated therein; and, (iii) are in accordance with the books and records of Seller which have been properly maintained and are complete and correct in all respects. To the knowledge of Seller, the income statement is a true and correct and materially accurate report of the estimated breakout of income and expenses between the long distance and audio conferencing divisions of Glyphics for the interim period specified in accordance with the books and records of Seller.

         2.7 LEASES. Seller has attached as SCHEDULE 2.7 a list of all real property and personal property leases affecting or concerning the Audio Conferencing Business, the Purchased Assets or the Glyphics Software as of the Closing Date. All such leases listed are valid and enforceable in accordance with their respective terms, any payments required therein have been made, and there is not under any such lease any existing material default by Seller, or any condition or event of which Seller has knowledge which with notice or lapse of time, or both, would constitute a default permitting acceleration, damages or termination. Seller has assigned to Purchaser all leases which are required by Purchaser to own the Purchased Assets, own the Glyphics Software and operate the Audio Conferencing Business.

         2.8 CONDITION OF PURCHASED ASSETS. All tangible furniture, fixtures, business equipment, copiers, postage machine and other tangible office furniture (the "Furniture") and all computer equipment, networking equipment and audio conferencing equipment utilized in and necessary for operation of the Audio Conferencing Business (the "Equipment") transferred to Purchaser under this Agreement are being transferred "as is", without any warranty other than as may be expressly provided herein. During the Measurement Year (hereinafter defined), and concerning only the Equipment, Seller warrants and represents that the Equipment is operational and is in good working condition, and will work for its intended use under normal operating conditions and with scheduled maintenance, in the Audio Conferencing Business; provided that if Purchaser incurs expenses for repairs to the Equipment which become necessary during the Measurement Year in the discretion of Purchaser exercising its reasonable commercial business judgment such warranty shall result in a dollar for dollar offset against the Escrow Shares for such warrant repairs to the extent such repairs incurred by Purchaser exceed $25,000 per individual equipment repair. Seller further warrants and represents that it is not aware of any material defect or condition that would materially impair the operation of the Equipment, that would impair Seller's ability to derive at least $4.8 Million in Audio Conferencing Business Revenues during the Measurement Year. Seller has listed on SCHEDULE 2.8 all repairs to the Equipment that the Seller is aware need to made to make the Equipment operational for its intended use.

         2.9 TITLE TO PROPERTY. Seller owns good, valid and marketable title to all of the Purchased Assets, free and clear of any liens, exceptions or encumbrances, except for those which are set forth in SCHEDULE 2.9 attached hereto.

         2.10 INTELLECTUAL PROPERTY. Seller has attached as SCHEDULE 2.10 a true and correct description of all intellectual proprietary rights it owns or leases related to the Glyphics Software or the Audio Conferencing Business, including all technology, know-how, processes, computer programs and other computer software (including any copyrights inhering therein), registered and pending applications for trade-marks, trade-names, Internet domain names, service marks, patents and copyrights (the "Proprietary Rights"). Seller owns or has the unrestricted royalty free irrevocable worldwide right to use all of its Proprietary Rights related directly or indirectly to its Audio Conferencing Business without conflict with the rights of others. Seller has the sole and exclusive right to use the Proprietary Rights without infringing or violating the rights of any third parties. Use of the Proprietary Rights does not require the consent of any other person and the Proprietary Rights are freely transferable without consent of any party. No claim has been asserted to Seller by any person to the ownership of or right to use any the Proprietary Right or challenging or questioning the validity or effectiveness of any Proprietary Right, and Seller does not know of any valid basis for any such claim. Seller has no knowledge of any claim that any current or former employee, consultant or independent contractor claims any interest in, or right to use, the Proprietary Rights, nor has any current or former employee, consultant or independent contractor retained any interest in or to any of the Proprietary Rights. Each of the Proprietary Rights is valid and subsisting, has not been cancelled, abandoned or otherwise terminated. Set forth in SCHEDULE 2.10 is a true and correct description of all licenses, royalties, assignments and other similar agreements relating to or concerning the use of other third party's copyrights, trademarks, trade names, service marks, computer programs and other computer software, technology, know-how or processes that Seller is licensed or authorized to use in relation to the Glyphics Software or Audio Conferencing Business (the "Third Party Rights"). Except for the licenses or rights described in SCHEDULE 2.10, Seller owns a royalty free irrevocable worldwide license and unrestricted right to use all of the Third Party Rights including all embedded computer programs, if any, necessary to transfer the Glyphics Software and permit the Purchaser to operate the Glyphics Software and Audio Conferencing Business without conflict with the rights of Third Parties or the payment of any royalty or payment whatsoever. Use of the Third Party Rights does not require additional consent by the Third Party to Purchaser's intended use, and the Third Party Rights are freely transferable. Seller has not received notice that any claim has been asserted by any Third Party to Seller concerning the ownership of or right to use any the Third Party Rights, or involves, or has resulted in the infringement of, any Third Party Right, and Seller to its knowledge does not know of any valid basis for any such claim. To Seller's knowledge, each of the Third Party Rights is valid and subsisting, has not been cancelled, abandoned or otherwise terminated and, to Seller's knowledge, no proceedings have been instituted, are pending or are threatened against Seller that challenge the rights of Seller with respect to the Third Party Rights or any software used by Seller in its ordinary course of the Audio Conferencing Business.

         2.11 EMPLOYEES AND WAGE CLAIMS. Attached hereto on SCHEDULE 2.11(a) is a list of all individuals who are Seller's employees as of the Effective Date (Seller's "Employees"), and next to each of their name is their date of hire, annual base compensation, and accrued paid-time-off benefits. Attached as
SCHEDULE 2.11(b) is the name of each of individual who had been employed by Seller during the six (6) month period ending with the Closing Date, but who will not be offered employment by Purchaser (the "Former Employees"), and next to each of their name is the amount owed to them by Seller as severance or other paid time off compensation. Attached as SCHEDULE 2.11(c) is a list of each consultant, and/or independent contractor that was engaged by Seller in connection with either the sale of the Audio Conferencing Business products or development of the code underlying the Glyphics Software (a "Contractor"), and next to each name is the terms of their engagement. On the Closing Date, Seller will have terminated all of its Employees and each of those Employees will be offered employment by Purchaser. Seller makes no representation or warranty regarding whether any such employees will agree to accept employment with Purchaser. Provided however, that as a condition to employment by Purchaser each of those Employees will be required to execute Purchaser's standard work-for-hire employment agreements and release Purchaser from any claims arising from Seller's employment, other than the amounts assumed by Purchaser for accrued paid-time-off reflected on SCHEDULE 2.11(a). Seller warrants that it has not granted or promised any additional compensation its Employees, or promised any bonus other than described on SCHEDULE 2.11(a). Seller warrants that it has provided true and accurate copies of all employment agreements, contractor agreements, employee manuals, policies and procedures, work-for-hire agreements. Should an Employee be terminated and not be hired by Purchaser, then Purchaser shall not have any liability for any severance or other compensation other than the, if any, paid-time-off compensation listed on SCHEDULE 2.11(a). To its knowledge, Seller has not engaged in any unfair or illegal labor practice.

         2.12 LEGAL PROCEEDINGS. Other than as set forth on SCHEDULE 2.12, Seller is not party in or subject to any pending litigation, governmental investigation, condemnation or other proceeding against or relating to or affecting the Glyphics Software, the Audio Conferencing Business or any of the Purchased Assets. Seller does not have any have knowledge of any threatened or potential litigation, governmental investigation or other proceeding against or relating to or affecting the Glyphics Software, the Audio Conferencing Business or any of the Purchased Assets, nor will the transactions contemplated by this Agreement cause such a proceeding or claim that would have an Material Adverse Effect, and Seller has no basis to believe that any such action exists. There are no employment claims or any compensation claims, unfair labor practice charges or complaints pending or threatened by any Employee, Former Employee or Contractor.

         2.13 CUSTOMERS, RESELLERS AND CONTRACTS. Set forth in SCHEDULE 2.13(a) is a complete and accurate list of all of the persons who have purchased Glyphics' products or services, (a "Customer") providing their name, address and amount of last purchase (the "Customer List"). Set forth in SCHEDULE 2.13(b) is a complete and accurate list of all persons who have ever obtained a license to use the Glyphics Software, or have executed a maintenance agreement providing for maintenance or support of the Glyphics Software (a "Software Agreement"), providing the name, date of execution and date of expiration of the Software Agreement. Set forth as SCHEDULE 2.13(c) is a complete and accurate list of the persons who have the right to sell, or license the Audio Conferencing Business products or services, or the Glyphics Software (the "Reseller Contracts"), providing the name, execution date, pricing structure, and term thereof. Seller has disclosed to Purchaser, whether oral or written all Reseller contracts, obligations and commitments relating to Seller's Audio Conferencing Business and the Glyphics Software, and provided true copies of all written Reseller Contracts. All Software Agreements and Reseller Contracts are valid, binding and enforceable in accordance with their terms, and no claims of breach against Seller have been asserted by any party thereto. The Software Agreements and Reseller Contracts are freely assignable to Purchaser, or if consent is required, Seller will have obtained such consent at the Closing Date to assign the Software Agreements and Reseller Contracts to Purchaser.

         2.14 SUBSEQUENT EVENTS. Seller will not, except in the ordinary course of business, in connection with Seller's business or ownership and operation of the Purchased Assets, from the Financials Date until the Closing Date:

                  (a) Knowingly incur any material obligation or liability (absolute, accrued, contingent or otherwise) relating to Seller's Audio Conferencing Business or the Purchased Assets, except other than in the ordinary course of business;

                  (b) Knowingly discharge or satisfy any material lien or encumbrance, or pay or satisfy any material obligation or liability in connection with the Purchased Assets or the Audio Conferencing Business, other than liabilities reflected on Seller's balance sheet and except in the ordinary course of business;

                  (c) Terminate a relationship with an Employee, Customer or Reseller that would, have individually or in the aggregate, a Material Adverse Effect on Seller's Audio Conferencing Business or on the Purchased Assets;

                  (d) Directly, or by operation of law, subject the Purchased Assets to any mortgage, pledge, security interest, lien, charge or encumbrance other than already exists on as of the Effective Date;

                  (e) Sell or contract to sell or transfer or contract to transfer any of the Purchased Assets,

                  (f) Cancel or forgive any accounts receivable, notes receivable or other debts or claims owed to Seller, or waive any material rights related to any contracts benefiting Seller, except for appropriate and consistent accruals for bad debts in the ordinary course of business;

                  (g) Authorize or incur any capital expenditures in excess of $5,000, or enter into any material agreement or transaction that would obligate the Seller to repayment of a material sum other than in the ordinary course of business;

                  (h) Experience any material damage, destruction or loss (whether or not covered by insurance) in or affecting the Purchased Assets, the Glyphics Software or the Audio Conferencing Business;

                  (i) Suffer any Material Adverse Change in or related to the Audio Conferencing Business, the Purchased Assets or the Glyphics Software.

         2.15 TAXES. Except for federal income taxes for the calendar year 2003 and the stub period in 2004 ending with the Closing Date, Seller has filed all federal, state and local tax returns (including tax reports and other statements) required to be filed by it as a result of its Audio Conferencing Business or its ownership, use and operation of the Purchased Assets. Seller has made all payments of regulatory tax or fees due to any federal regulatory agency (including "USAC") related to the Audio Conferencing Business, except that amount of USAC Liability disclosed on Schedule 1.5 and assumed by Purchaser. Seller has paid all sales or use taxes (including any interest, penalty or addition thereto) required to be made by it, on or before the Closing Date. Seller has paid all employment taxes and excise taxes required to be made by it, on or before the Closing Date. Seller has paid all property taxes associated with the Purchased Assets (including any interest, penalty or addition thereto), except those collected in arrears or not yet due. All such filed tax returns are complete and accurate in all material respects and properly reflect the relevant taxes for the periods covered thereby. Except as set forth in Schedule 2.15 Seller has no knowledge of any pending or threatened tax liability which would result in a lien or have a Material Adverse Effect upon the Purchased Assets, except for personal property taxes for the current period not yet due. Except as set forth in Schedule 2.15 Seller has not received any notice that any tax deficiency or delinquency has been asserted against Seller or claimed against the Purchased Assets. To its knowledge, Seller has withheld and paid all taxes, and/or employee benefits required by law to have been withheld and paid, including specifically any employment taxes. Seller has delivered to Purchaser correct and complete copies of Seller's most recently filed annual state and federal tax returns during the three (3) calendar year periods preceding the Closing Date and any periodic return due to be filed before the Closing Date.

         2.16 LIABILITIES AND DEBTS. Except to the extent disclosed in the Schedules or reflected on the Seller's Internal Financial Statements, Seller does not have as of the Financials Date any material liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, related to the Purchased Assets, the Audio Conferencing Business or the Glyphics Software, which would have a Material Adverse Effect on the Audio Conferencing Business or Purchased Assets.

         2.17 EMPLOYEE BENEFIT PLANS. Seller has described on SCHEDULE 2.17, each employee benefit plan that it has established or maintains (the "Benefit Plans"). Other than those described on SCHEDULE 2.17, Seller is not obligated to make contributions or otherwise provide benefits to its Employees for any pension, profit-sharing, retirement or other plan, program or arrangement; or any other employee benefit plan, fund or program, including, but not limited to, those described in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Seller warrants that all Benefit Plans have been operated and administered in all material respects in accordance with all applicable laws, rules and regulations related thereto, including ERISA, and the Internal Revenue Code of 1986, as amended. Seller warrants that in its employment practices that it has complied with the requirements, if any, of Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act of 1967, as amended, the Age Discrimination in Employment Act of 1967, as amended, and the related rules and regulations adopted by those federal agencies responsible for the administration of such laws (the "Employment Practices Laws"). Seller is not aware of any pending or threatened claims of any individual that there has been any violation of those Employment Practices Laws by Seller or its Employees.

         2.18 NO UNTRUE REPRESENTATIONS. No representation or warranty by Seller in this Agreement, and no exhibit or certificate issued or executed by, or information furnished by, executive officers or directors of Seller and furnished or to be furnished to Purchaser pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained therein not misleading.

         2.19 BROKERS AND FINDERS. Neither Seller, nor any of its shareholders, directors, officers, employees or agents has retained any broker or finder in connection with the transactions contemplated by this Agreement. Should Seller retain any such broker or finder then Seller exclusively shall be responsible for the payment of any fees, costs or expenses associated with any broker or agent retained and engaged by Seller in connection with the transactions contemplated by this Agreement.

SECTION 3.        REPRESENTATIONS AND WARRANTIES OF THE KEY HOLDER
                  ------------------------------------------------

         As a material inducement to Purchaser to enter into this Agreement, the undersigned parties identified as "Key Holder" who have an ownership interest in Seller and have some knowledge related to the representations and warranties of Seller do hereby, individually represent and warrant each to the Purchaser for the purpose of this Section 3 only and with respect to himself only as follows:

         3.1 ECONOMIC RISK. The Key Holder is able to fend for himself in the transactions contemplated by this Agreement and has the ability to bear the economic risks of his ownership of Purchaser's Common Stock pursuant to this Agreement. Key Holder has been advised that the issuance of the Common Stock will at the Closing Date have not been registered with the Securities and Exchange Commission under the Securities Act, and that the Common Stock is being issued to the Key Holder pursuant to the terms of the Lock-Up Agreement, and may not be sold when released therefrom unless registered with the SEC or in reliance upon an exemption from such registration.

         3.2 ABSENCE OF CONFLICTING AGREEMENTS OR REQUIRED CONSENTS RELATING TO THE KEY HOLDER'S OBLIGATIONS. The execution, delivery and performance by the Key Holder of the Transaction Agreements (with or without the giving of notice, the lapse of time, or both): (a) except as expressly set forth on Schedule 3.2 hereof, do not require the consent of any stockholder or any other third party; and (b) will not conflict with, constitute grounds for termination of, result in a material breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by any agreement, or license, to which the Key Holder is a party or by which the Key Holder or his respective properties are bound.

         3.3 REPRESENTATIONS AND WARRANTIES OF SELLER. The Key Holder is not aware of circumstances that would cause the representations and warranties of Seller to be materially untrue.

         3.4 LITIGATION AND CLAIMS. Except as expressly set forth hereto, there are no claims, lawsuits, counterclaims, proceedings, or investigations pending, and to the Key Holder's knowledge, threatened, against Seller or any officer or employee before any court arbitrator or governmental authority or agency, and to Seller's knowledge, there is no basis for any such action or any state of facts or occurrence of any event, which is reasonably expected to give rise to the foregoing, which has or is reasonably expected to have a Material Adverse Effect on the financial condition of the Purchased Assets, the Glyphics Software or the Audio Conferencing Business. There are no unsatisfied judgments against Seller or its employees or any consent decrees to which Seller is subject which would have a Material Adverse Effect on the Purchased Assets, the Glyphics Software or the Audio Conferencing Business.

         3.5 NO UNDISCLOSED LIABILITIES. Except as and to the extent reflected in the Financial Statements, or as expressly shown in SCHEDULE 1.5 hereto, Seller has no liability or obligation whatsoever, whether matured, unmatured, absolute, contingent or otherwise, except for liabilities and obligations incurred in the ordinary course of its business.

SECTION 4.        REPRESENTATIONS AND WARRANTIES OF PURCHASER.
                  --------------------------------------------

         Purchaser represents and warrants to Seller the following as of the Closing Date:

         4.1 CORPORATE EXISTENCE: GOOD STANDING. Purchaser is a corporation duly organized and existing and in good standing under the laws of the State of Delaware.

         4.2 POWER AND AUTHORITY. Purchaser has corporate power to execute, deliver and perform this Agreement and all agreements and other documents executed and delivered by it pursuant to this Agreement or to be executed and delivered on the Closing Date, and has taken all actions required by law, its Certificate of Incorporation, its Bylaws or otherwise, to authorize the execution, delivery and performance of this Agreement and such related documents. Purchaser has the legal capacity to enter into and perform this Agreement and the other agreements to be executed and delivered by it in connection herewith. This Agreement and all agreements and documents executed and delivered in connection herewith have been or will be as of the Closing Date, duly executed and delivered by Purchaser, and constitute or will constitute the legal, valid, and binding obligations of Purchaser enforceable against Purchaser in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies. The execution and delivery of this Agreement and the agreements related hereto executed and delivered pursuant to this Agreement or to be executed and delivered on the Closing Date do not and, the consummation of the transactions contemplated hereby will not, violate any provision of the Certificate of Incorporation or Bylaws of Purchaser or any provisions of, or result in the acceleration of, any obligation under any mortgage, lien, lease, agreement instrument, order, arbitration award, judgment or decree to which Purchaser is a party or by which it is bound, or violate any restrictions of any kind to which Purchaser is subject.

         4.3 FINANCIAL STATEMENTS. Attached hereto as SCHEDULE 4.3 are Purchaser's audited financial statements for the fiscal year ended March 31, 2003 and the un-audited financial statements for the interim period ending December 31, 2003 (with December 31, 2003 being hereinafter referred to as the "Purchaser Financials Date"), reflecting the results of the operations and financial condition of Purchaser at such dates which have been prepared in accordance with generally accepted accounting principles, consistently applied (the "Financial Statements"). The Financial Statements: (a) fairly and accurately present the financial position of Purchaser as of the dates indicated and present the results of Purchaser's operations for the periods then ended; and (b) are in accordance with the books and records of Purchaser, as the case may be, which have been properly maintained and are complete and correct in all material respects.

         4.4 SEC DOCUMENTS AND REPORTS. Purchaser has filed all required documents with the Securities and Exchange Commission (the "SEC") up to and including the Closing Date (the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended, as the case may be, and, at the respective times they were filed, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         4.5 LEGAL PROCEEDINGS. Other than as set forth on SCHEDULE 4.5, neither Purchaser nor any of its affiliates is subject to any pending, nor does Purchaser have knowledge of any threatened, litigation, governmental investigation, condemnation or other proceeding against or relating to or affecting Purchaser (or any of its affiliates), the operations, business or prospects of Purchaser's business, or the transactions contemplated by this Agreement, and, to the knowledge of Purchaser, no basis for any such action exists, nor is there any legal impediment of which Purchaser has knowledge to the continued operation of Purchaser's business in its ordinary course.

         4.6 NO UNDISCLOSED LIABILITIES. Except as and to the extent reflected in the Financial Statements, Purchaser has no material liability or obligation whatsoever, whether matured, unmatured, absolute, contingent or otherwise, except for liabilities and obligations incurred in the ordinary course of its business since the Purchaser Financials Date, which, in the aggregate, would reasonably be expected to have a Material Adverse Effect on the operations, assets or financial condition of Purchaser or its business.

         4.7 NO VIOLATION OF LAW. Purchaser has not been nor shall it be as of the Closing Date (by virtue of any action, omission to act, contract to which it is a party or any occurrence or state of facts whatsoever) in material violation of any applicable local, state or federal law, ordinance, regulation, order, injunction or decree, or any other requirement of any governmental body, agency or authority or court binding on it, or relating to its property or business which, in the aggregate, has or is reasonably likely to have a Material Adverse Effect on the business, assets or financial position of Purchaser.

         4.8 BROKERS AND FINDERS. Neither Purchaser, nor any of its shareholders, directors, officers, employees or agents has retained any broker or finder in connection with the transactions contemplated by this Agreement.

         4.9 BRING DOWN. No Material Adverse Change in the Purchaser or its business has occurred since the most recent filing of the Purchaser's SEC Documents.

         4.10 PRESERVATION OF TAX EFFECT. Purchaser has taken and after the Closing will take no action which shall be inconsistent with or cause the impairment of or challenge to the transaction as a reorganization under Section 368(a) of the Code.

         4.11 MATERIAL MISSTATEMENTS AND OMISSIONS. The statements, representations and warranties of the Purchaser contained in this Agreement (including the exhibits and schedules hereto) and the Purchaser SEC Documents, and in each document, statement, certificate or exhibit furnished or to be furnished by or on behalf of the Purchaser pursuant hereto, or in connection with the transactions contemplated hereby, taken together, do not contain and will not contain any untrue statement of a material fact and do not or will not omit to state a material fact necessary to make the statements or facts contained herein or therein, in light of the circumstances made, not misleading.

SECTION 5.        COVENANTS OF SELLER.
                  --------------------

         Seller agrees that between the date hereof and the Closing Date, Seller shall use its best efforts to cause the consummation of the transactions contemplated hereby in accordance with their terms and conditions.

SECTION 6.        COVENANTS OF PURCHASER.
                  -----------------------

         Purchaser agrees that between the date hereof and the Closing Date, Purchaser shall use its best efforts to cause the consummation of the transactions contemplated hereby in accordance with its terms and provisions. At the Closing Date, Purchaser will offer employment to those individuals who are listed on SCHEDULE 2.11(a). From and after the Closing Purchaser will take no action which shall be inconsistent with or cause the impairment of or challenge to the transaction as a reorganization under Section 368(a) of the Code. Purchaser will obtain maintenance contracts that cover the repair of the Equipment during the Measurement Year.

SECTION 7.        PURCHASER'S CONDITIONS PRECEDENT.

         The obligations of Purchaser hereunder are subject to the fulfillment or waiver of each of the following conditions before or upon the Closing Date:

         7.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller contained herein shall have been true and correct in all material respects as of the Closing Date.

         7.2 COVENANTS AND CONDITIONS. Seller shall have performed and complied with all covenants and conditions required by this Agreement to be performed and complied with by Seller prior to the Closing Date.

         7.3 PROCEEDINGS. No action, proceeding or order by any court or governmental body shall have been threatened in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated hereby and no bankruptcy proceeding involving Seller shall have commenced.

         7.4 CLOSING DELIVERIES. Purchaser shall have received all documents, duly executed by Seller in a form satisfactory to Purchaser and its counsel, referred to in Section 9.1.

         7.5 CONSENTS AND APPROVALS. Seller shall have obtained third-party approvals and consents to the consummation of the transactions contained herein on terms and conditions reasonably satisfactory to Purchaser. This Agreement and the transactions contemplated hereby shall have been approved by the Board of Directors and Stockholders of Seller.

         7.6 DUE DILIGENCE REVIEW. By the Execution hereof, Purchaser shall have completed a due diligence review of Seller's Audio Conferencing Business, and its legal, financial and operating condition, including its financial statements, the results of which shall be satisfactory to Purchaser in its sole discretion.

         7.7 NO MATERIAL ADVERSE CHANGE. No Material Adverse Change in the condition (financial or otherwise), operations, liabilities, business or prospects of Seller relating to Seller's Audio Conferencing Business, the Glyphics Software or in general the condition of the Purchased Assets shall have occurred up to the Closing Date.

         7.8 EMPLOYEES OF SELLER. Before or upon the Closing Date, Seller shall have terminated all of its Employees and Seller shall have presented Purchaser a list of all accrued vacation or other compensation claims payable to Seller's Employees accrued as of the Closing Date. Seller will tender to Purchaser written evidence in a form reasonably satisfactory to Purchaser of the termination of that employment relationship with Seller and the release by the Employees of any and all claims against Seller (the "Employee Releases").

         7.9 ASSIGNMENT OF LEASE. Purchaser will have obtained an assignment of the lease from the landlord of the Springville premises and shall have obtained the consent of the lessor of the Spectel audio bridge lease.

SECTION 8.        SELLER'S CONDITIONS PRECEDENT.
                  ------------------------------

         The obligations of Seller hereunder are subject to the fulfillment or waiver of each of the following conditions before or upon the Closing Date:

         8.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Purchaser contained herein shall have been true and correct in all material respects as of the Closing Date.

         8.2 COVENANTS AND CONDITIONS. Purchaser shall have performed and complied with all covenants and conditions required by this Agreement to be performed and complied with by Purchaser prior to the Closing Date.

         8.3 PROCEEDINGS. No action, proceeding or order by any court or governmental body shall have been threatened in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated hereby.

         8.4 CLOSING DELIVERIES. Seller shall have received all documents, duly executed by Purchaser in form satisfactory to Seller and its counsel, referred to in Section 9.2.

         8.5 EMPLOYEES OF SELLER. As of the Closing Date, Purchaser shall have offered employment to those Employees listed on SCHEDULE 2.11(a).

         8.6 CONSENTS AND APPROVALS. Seller shall have obtained all necessary approvals of its Board of Directors to the consummation of the transactions contained herein.

         8.7 NO MATERIAL ADVERSE CHANGE. Except as provided in the Schedules hereto, no Material Adverse Change in the condition (financial or otherwise), operations, liabilities, business or prospects of Purchaser shall have occurred since the Purchaser's Financial Date.

SECTION 9.        CLOSING DELIVERIES.
                  -------------------

         9.1 DELIVERIES OF SELLER. At the Closing, Seller shall deliver to Purchaser the following, all of which shall be in a form reasonably satisfactory to counsel to Purchaser; provided that any of the following which is in the form attached as an Exhibit to this Agreement, shall be deemed satisfactory:

                  (a) a copy of the resolutions of the Boards of Directors and its stockholders authorizing the execution, delivery and performance of this Agreement and all related documents and agreements to be executed by Seller in connection therewith;

                  (b) fully executed certificates of the Secretaries of Seller certifying as to the incumbency of the directors and officers of Seller, certifying as to the signatures of such directors and officers who have executed documents delivered at the Closing on behalf of Seller, and certifying that certain documents provided to Purchaser, and the authorizing resolutions referred to hereinabove, are true and correct copies of the originals thereof;

                  (c) fully executed certificates of the President of Seller, dated as of the Closing Date, as to (i) the truth and correctness of the representations and warranties of Seller contained herein; (ii) the performance of and compliance by Seller with all covenants contained herein; and (iii) the satisfaction of all conditions precedent of Seller contained herein;

                  (d) a fully executed Escrow Agreement in the form of EXHIBIT "A";

                  (e) a fully executed Bill of Sale in the form of EXHIBIT "B";

                  (f) a fully executed Assignment and Assumption Agreement in the form of EXHIBIT "C" (the "Assignment and Assumption Agreement");

                  (g) a fully executed Assignment of Trademarks executed by Seller in the form of EXHIBIT "D";

                  (h) all authorizations, consents, approvals, permits and licenses required herein;

                  (i) fully executed Employee Releases;

                  (j) an opinion of counsel to Seller in a form reasonably acceptable to Purchaser opining as to the validity of: (i) the execution and delivery of this Agreement and the other documents to be executed pursuant hereto, (ii) the good standing and authority of Seller, and (iii) the enforceability of this Agreement and the other agreements and documents to be executed by Seller in connection herewith; and

                  (k) such other instruments and documents as reasonably requested by Purchaser to carry out and effect the purpose and intent of this Agreement.

         9.2 DELIVERIES OF PURCHASER. At the Closing, Purchaser shall deliver to Seller the following, all of which shall be in a form satisfactory to counsel to Seller; provided that any of the following which is in the form attached as an Exhibit to this Agreement, shall be deemed satisfactory:

                  (a) a copy of the resolutions of the Board of Directors of Purchaser authorizing the execution, delivery and performance of this Agreement and all related documents and agreements each certified by the Secretary of Purchaser as being true and correct copies of the original thereof;

                  (b) a certificate of the Chief Executive Officer of Purchaser as of the Closing Date, as to (i) the truth and correctness of the representations and warranties of Purchaser contained herein; (ii) the performance of and compliance by Purchaser with all covenants contained herein; and (iii) the satisfaction of all conditions precedent of Purchaser contained herein;

                  (c) a certificate of the Secretary of Purchaser certifying as to the incumbency of the directors and officers of Purchaser and as to the signatures of such directors and officers who have executed documents delivered at the Closing on behalf of Purchaser;

                  (d) certificates, dated within thirty (30) days of the Closing Date, of the Secretary of the State of Delaware and Arizona establishing that Purchaser is in existence and is in good standing to transact business in the States of Delaware and Arizona;

                  (e) the Escrow Agreement executed by the Purchaser in the form attached as Exhibit "A";

                  (f) the Assignment and Assumption Agreement executed by Purchaser in the form attached as Exhibit "C";

                  (g) an opinion of counsel to Purchaser in a form reasonably acceptable to Seller opining as to the validity of: (i) the execution and delivery of this Agreement and the other documents to be executed pursuant hereto, (ii) the good standing and authority of Purchaser, and (iii) the enforceability of this Agreement and the other agreements and documents to be executed by Purchaser in connection herewith;

                  (h) (i) certificates representing eighty percent (80%) of the Equity Consideration (the "Closing Shares"); (ii) to the Escrow Agent named in the Escrow Agreement certificates representing twenty percent (20%) of the Equity Consideration (the "Escrow Shares") provided that the final number of shares constituting the Equity Consideration, upon receipt of the Audited Financial Statements, shall be adjusted based upon the final audit results concerning the net Audio Conferencing Business Revenues for and of the period ending December 31,2 003, as further described and defined in Section 1.4 above; and

                  (i) such other instruments and documents as reasonably requested by Seller to carry out and effect the purpose and intent of this Agreement.

SECTION 10.       INDEMNITY AND REVENUE PERFORMANCE REQUIREMENT.
                  ----------------------------------------------

         10.1 INDEMNIFICATION OF PURCHASERS. After the Closing Date, Seller, and its successors and assigns, will indemnify and hold harmless Purchaser, (and Purchaser's officers, directors, stockholders, employees and subsidiaries) (collectively, the "Indemnified Persons"), from and against any loss, liability, claim, damage, expense (including reasonable costs of investigation and defense and reasonable attorneys' fees and expenses) incurred by the Indemnified Person,
(a) as a result of any breach of any representation or warranty, covenant or agreement made by Seller in this Agreement, or any other certificate or document delivered by Seller pursuant to this Agreement to the extent of any Damage incurred by Purchaser after notice to Seller and failure by Seller to remedy or pay or otherwise contest such amount pursuant to the procedures of Section 10.8,
(b) as a result of any claim for breach, misrepresentation or warranty made by any Customer, Reseller, Employee or creditor of Seller related to the operation by Seller of the Audio Conferencing Business, prior to the Closing Date to the extent of any Damage incurred by Purchaser after notice to Seller and failure by Seller to remedy or pay or otherwise contest such amount pursuant to the procedures of Section 10.8; or in addition to the foregoing (with those items in Sub-Section (a) and (b) (collectively called the "Damages"), and, (c) Seller will reimburse Purchaser from and against any loss, payment or expense (including reasonable costs of investigation and defense and reasonable attorneys' fees) incurred by the Purchaser; (i) for any amount that is paid after notice to Seller and failure to pay or contest such amount by Seller to any creditor of Seller in excess of the amount of any individual Assumed Liability on Schedule 1.5; (ii) any expense or cost associated with the defense of any claim of any creditor or customer that has not been expressly disclosed, contested or assumed by Purchaser, (iii) any expense incurred by Purchaser, such as audit fees or legal fees, resulting directly from the transaction that was an expense to have been borne by the Seller to the extent not assumed by Purchaser and included in the Assumed Liabilities set forth on Schedule 1.5, and (iv) the payment of any tax, judgment, lien, debt or other obligation that was not expressly assumed by Purchaser to the extent of any Damage incurred by Purchaser after notice to Seller and failure by Seller to remedy or pay or otherwise contest such amount pursuant to the procedures of Section 10.8 (with collectively those items in sub-section (c) (i), (ii) and (iii) collectively referred to as the "Payments").

         10.2 REIMBURSEMENT AND RIGHT OF OFFSET. In the event that Purchaser makes any Payments to any person as a result of the indemnifications provisions contained in sub-section 10.1 (c) above and the amount exceeds $15,000 (the "Individual Threshold") individually or $25,000 of all such Payments in the aggregate (the "Aggregate Threshold"), then Purchaser shall be reimbursed from the Escrowed Shares for the amount of such Payment actually incurred by Purchaser in excess of the Individual Threshold or the Aggregate Threshold plus a penalty equal to 50% of the amount of such Payments actually incurred in excess of the Individual Threshold or the Aggregate Threshold (the "Payment Damages"). Purchaser as Purchaser's sole remedy for any Damages which do not constitute Payments or Payment Damages shall have the right to offset the amount of any such Damages incurred against the Escrow Shares pursuant to the terms of the Escrow Agreement. Purchaser shall have the right to recover from the Seller or any Key Holder sums that are Payments or Payment Damages first from the Escrow Shares pursuant to the Escrow Agreement and then only after the exhaustion thereof from the Equity Consideration paid to Seller and/or distributed to Key Holder.

         10.3 REVENUE PERFORMANCE REQUIREMENT. In order to more fully secure the revenues to be derived from the Purchased Assets and the Audio Conferencing Business, the parties agree that twenty percent (20.000%) of the Equity Consideration will be held in escrow (the "Escrow Shares") and will be released to the Seller, or its successor stockholders only upon the satisfaction of the performance conditions described below. If the Audio Conferencing Business Revenues determined to have been earned by Purchaser during the twelve (12) month period beginning with the first day of the first full month after Closing Date (the "Measurement Year") equals or exceeds the audited Audio Conferencing Revenues of Seller during the Valuation Period (the "Target Revenues") (i.e., estimated to be $4.8 Million), then all of the Escrow Shares then being held in Escrow shall be released to Seller without further claim by Purchaser. However, if the Audio Conferencing Business Revenues earned by Purchaser during the Measurement Year as certified by Purchaser's auditors are less than the Target Revenues, then Purchaser shall be entitled to a return of five percentage points (5%) of the Escrow Shares for each one percentage point (1%) that actual revenues earned by Purchaser are less than the Target Revenues. By way of example but not limitation, if Audio Conferencing Business Revenues earned by Purchaser are 10% percent less than the Target Revenues, then Purchaser shall be entitled to receive back 50% of the Escrow Shares.

         10.4 OPERATION OF AUDIO CONFERENCING BUSINESS DURING MEASUREMENT YEAR. During the Measurement Year Purchaser covenants that it will operate the Audio Conferencing Business in the ordinary course of business using its best business judgment consistent with the operation and policies of Seller in conducting such business prior to Closing and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, use all commercially reasonable efforts to seek to preserve intact the current business organizations, and use all commercially reasonable efforts to preserve its relationships with customers, suppliers, distributors, employees, contractors and others having business dealings.

         10.5 THRESHOLD. With respect to claims for Damages, except as otherwise provided in Sections 2.8 and 10.2, Purchaser will be liable to the Indemnified Persons for Damages only if the amount suffered by the Indemnified Persons exceeds five thousand dollars ($5,000.00) (the "Threshold"). except as otherwise provided in Sections 2.8 and 10.2, if the amount exceeds the threshold, then the Indemnified Persons will be indemnified for all such Damages or Payment of Damages, including the amount of the Threshold.

         10.6 EFFECT OF INVESTIGATION. No investigation or inquiry made by either party shall, regardless of the Closing of the transactions contemplated hereby, affect or limit any representation or warranty made by the other party or in any Schedule delivered by any of them pursuant hereto or any right of indemnification contained in this Agreement.

         10.7 INDEMNIFICATION OF SELLER. From and after the Closing, Purchaser, and its successors and assigns, will indemnify and hold harmless Seller, (and Seller's officers, directors, stockholders, employees and subsidiaries) (collectively, the "Seller Indemnified Persons"), from and against any loss, liability, claim, damage, expense (including reasonable costs of investigation and defense and reasonable attorneys' fees and expenses) (collectively, "Seller's Damages") incurred by or threatened against any of the Seller Indemnified Persons (a) as a result of any material breach of any representation, warranty, or covenant made by Purchasers in this Agreement, or any other certificate or document delivered by Purchaser pursuant to this Agreement, (b) which relates to or arises out of the Assumed Liabilities or (c) as a result of any claim by any third party related to or arising out of the operation by Purchaser of the Audio Conferencing Business or sale and license of the Glyphics Software arising after the Closing Date; provided however that no such indemnity shall be available for any claim whatsoever by any stockholder of Seller or Employee of Seller for events occurring before the Closing.

         10.8 PROCEDURE FOR INDEMNIFICATION -- THIRD PARTY PROCEEDINGS. Promptly after receipt by an Indemnified Person of notice of any claim in which there is a threat of litigation, or upon the commencement of any action, arbitration, hearing, litigation, or suit) (whether civil, criminal, administrative, judicial or investigative, public or private) (a "Proceeding") Purchaser will give notice to the Seller of the commencement of the Proceeding, however, the failure of to give notice will not relieve the Seller of any liability that the Indemnified Persons may have. In any Proceeding, the Seller will be entitled to participate in the Proceeding and, to the extent that they wish (unless the indemnifying parties are also parties to such Proceeding and the Indemnified Person determines in good faith that joint representation would be inappropriate, or the indemnifying parties fail to provide reasonable assurance to the Indemnified Persons of their financial capacity to defend such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the Indemnified Persons and, after notice from the indemnifying parties to the Indemnified Persons of their election to assume the defense of such Proceeding. If the indemnifying parties assume the defense of a Proceeding, (a) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; and (b) no compromise or settlement of such claims may be effected by the indemnifying parties without the Indemnified Persons' consent. If notice is given to the indemnifying parties of the commencement of any Proceeding and the indemnifying parties do not, within twenty (20) days after the Indemnified Persons' notice is given, give notice to the Indemnified Persons of their election to assume the defense of such Proceeding, the indemnifying parties will be bound by any determination made in such Proceeding or any compromise or settlement effected by the Indemnified Persons. With respect to any Proceeding both the Indemnified Persons and the indemnifying parties, as the case may be, shall keep the other parties fully informed of the Proceeding at all stages thereof and to render to each other such assistance as they may reasonably require of each other and to cooperate in good faith with each other in order to ensure the proper and adequate defense of any Proceeding brought by any third party. With respect to any Proceeding, the parties agree to cooperate in such a manner as to preserve in full (to the extent possible) the confidentiality of all confidential business records and the attorney-client and work-product privileges.

         10.9 LIMITATION OF SELLER INDEMNIFICATION. In all events, the indemnification obligations of Seller and all affiliates of Seller for any Purchaser indemnified event or post closing adjustment, including damages defined in Section 10.1 covered by Seller's indemnity; any adjustment because the Revenue Performance Requirement described in Section 10.3 above is not achieved; or any adjustment because the audited Audio Conferencing Business Revenues are less than the estimated Audio Conferencing Business Revenues, shall be limited solely and exclusively to offset by Purchaser against the Escrow Shares.

         10.10 SURVIVAL OF CLOSING. All representations and warranties in this Agreement, including any certificate or Schedule made a part thereof or Exhibit delivered pursuant to this Agreement, shall survive the Closing and continue in full force and effect until the second anniversary of the Closing Date (referred to herein as the "Indemnity Termination Date"). Notwithstanding the foregoing, the provisions of Section 2.15 shall continue for six months after the expiration of the applicable statute of limitations for assessment of additional taxes. All claims for indemnification under this Agreement made by either party must be made by the Indemnity Termination Date (other than claims by Purchaser under Section 2.15 which must be made by the expiration of six (6) months after the expiration of the applicable statute of limitations for assessment of additional taxes).

SECTION 11.       STOCKHOLDERS' REGISTRATION RIGHTS.
                  ----------------------------------

         (a) At any time commencing on the first anniversary of the Closing Date and terminating one (1) year thereafter, and upon receipt of notice from each of the recipients of Common Stock pursuant to this Agreement (the "Stockholders"), requesting registration under the Securities Act of the Common Stock (the "Registration Request Notice"), but only on the first occasion of such request, Purchaser will use its reasonable best efforts to file with the SEC as promptly as practicable, a registration statement (the "Demand Registration Statement") registering the sale under the Securities Act of the Common Stock issued to Stockholders pursuant to the terms of this Agreement, and will use its reasonable best efforts to have the Demand Registration Statement declared effective and remain effective until the earliest of (i) two (2) years after the date it is declared effective, (ii) the date all the Common Stock registered thereby have been sold, or, (iii) in the reasonable opinion of Purchaser's counsel, the Common Stock may be sold publicly without registration. If each Stockholder requests that Purchaser file the Demand Registration Statement, each Stockholder will, in a timely fashion, provide Purchaser and its counsel with such information and execute such documents as Purchaser's counsel may reasonably require to prepare and process the Demand Registration Statement. In the event that Purchaser has filed a registration statement with the SEC relating to its securities within ninety (90) days prior to its receipt of the Registration Request Notice, which registration statement has not been declared effective, each Stockholder agrees that Stockholder can thereafter delay the filing of the Demand Registration Statement for a period not to exceed ninety
(90) days.

         (b) If at any time after the Closing Date, Purchaser proposes to file a registration statement under the Securities Act with respect to any of its securities, Purchaser shall give written notice of its intention to effect such filing to each Stockholder (the "Piggyback Registration Statement"). If the Common Stock issued to a Stockholder pursuant to the terms of this Agreement have not been previously registered and such Stockholder desires to include such Common Stock in the Piggyback Registration Statement, it shall notify Stockholder in writing within no more than fifteen (15) days after receipt of such notice from Stockholder, in which event Purchaser shall include such Common Stock in the Piggyback Registration Statement. If a Stockholder elects to include such Common Stock in the Piggyback Registration Statement as set forth herein, it shall, in a timely manner, provide Purchaser and its counsel with such information and execute such documents as its counsel may reasonably require to prepare and process the Piggyback Registration Statement. Anything to the contrary notwithstanding, in the event that the offering for which the Piggyback Registration Statement has been filed is to be effected through or with the assistance of an underwriter other than Purchaser, each Stockholder will consent to restrict the sale of its Common Stock or reduce the number of its Common Stock (on a pro rata basis with Common Stock of Purchaser issued to any other stockholders of Purchaser prior to or after the date hereof, and that, as of the time of determination, have presently exercisable registration rights and are requested by such stockholders to be included in such Piggyback Registration Statement) that may be included in such Piggyback Registration Statement in accordance with the requirements of such underwriter; provided, however, in no event shall Stockholders be precluded from registering less than twenty-five percent (25%) of their Common Stock. Purchaser will provide each Stockholder whose Common Stock is covered thereby with a copy of the Demand Registration Statement or the Piggyback Registration Statement, as the case may be, and any amendments thereto, and copies of the final prospectus included therein in such quantities as may reasonably be required to permit each Stockholder to sell its Common Stock after the Demand Registration Statement or the Piggyback Registration Statement is declared effective by the SEC.

         (c) Purchaser will bear all expenses (except underwriting discounts and commission, if any, and the legal fees and expenses, if any, of counsel to Purchasers) necessary and incidental to the performance of its obligations under this Section.

         (d) Notwithstanding anything to the contrary herein, Purchaser shall not be required to register any of the Common Stock issued to any Stockholder pursuant to the terms of this Agreement if such Common Stock is either (i) covered by a then currently effective registration statement or (ii) in the reasonable opinion of Purchaser's counsel, may be sold pursuant to the exemption from registration provided by Section (k) of Rule 144.

SECTION 12.       TERMINATION.
                  ------------

         This Agreement may be terminated (a) at Closing by Purchaser by delivery of written notice to Seller if any representation or warranty of Seller contained in this Agreement or in any certificate or other document executed and delivered by Seller pursuant to this Agreement is untrue or breached in any material respect or if Seller fails to comply in any material respect with any covenant or agreement contained herein; or (b) at Closing by Seller by delivery of written notice to Purchaser if any representation or warranty of Purchaser contained in this Agreement or in any certificate or other document executed and delivered by Purchaser pursuant to this Agreement is untrue or breached in any material respect or if Purchaser fails to comply in any material respect with any covenant or agreement contained herein.

SECTION 13.       MISCELLANEOUS.
                  --------------

         13.1 NOTICES.

If to Purchaser:  iLinc Communications, Inc.
                  2999 N. 44th St., Suite 650
                  Phoenix, Arizona  85018-7273
                  Attention:  President
                  Phone:  602-952-1200

If to Seller:     Glyphics Communications, Inc.
                  775 West 1221 North, Suite 200,
                  Springville, Utah 84663
                  Attention:  President
                  Phone: 800-352-7023 Ext. 1202

With a copy to:   Clyde Snow Sessions & Swenson
                  201 South Main, Suite 1300
                  Salt Lake City, Utah 84111
                  Attention:  Perrin R. Love
                  Phone 801-322-2516

         Or such other address as shall be furnished in writing by any party to the other party. All such notices shall be considered received: (a) if transmitted by certified mail, return receipt requested, with proper postage prepaid, upon the fifth (5th) business day after mailing; (b) if transmitted by overnight carrier, on the next business day; and (c) if transmitted by personal delivery, upon receipt.

         13.2 SUCCESSORS AND ASSIGNS. This Agreement shall not be assignable, by operation of law or otherwise, without the prior written consent of all parties. Subject to the foregoing, this Agreement shall inure to the benefit of, be enforceable by and be binding upon the parties, their successors and permitted assigns.

         13.3 ENTIRE AGREEMENT. This Agreement and the Exhibits, Schedules, certificates and other documents delivered pursuant hereto or incorporated herein by reference, contain and constitute the entire agreement among the parties and supersede and cancel any prior agreements, representations, warranties, or communications, whether oral or written, among the parties relating to the transactions contemplated by this Agreement. Neither this Agreement, the Schedules, Exhibits nor any provision thereof may be changed, waived, discharged or terminated orally, but only by an agreement in writing signed by the party against whom or which the enforcement of such change, waiver, discharge or termination is sought.

         13.4 GOVERNING LAW; SEVERABILITY. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona without giving effect to the principles of conflicts of law thereof, provided, however, that the laws of the respective jurisdictions of incorporation of each of the parties shall govern the relative rights, obligations, powers, duties and other internal affairs of such party and its board of directors.

         13.5 SCHEDULES AND EXHIBITS. All Schedules and Exhibits attached to this Agreement are by reference made a part hereof.

         13.6 WAIVERS. No failure on the part of any party hereto to exercise, and no delay in exercising, any right, power or remedy created hereunder shall operate as a waiver thereof (subject to the time limits on indemnification set forth in herein), nor shall any single or partial exercise of any right, power or remedy by any such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No waiver by any party hereto of any breach of or default in any term or condition of this Agreement shall constitute a waiver of or assent to any succeeding breach of or default in the same or any other term or condition hereof.

         13.7 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         13.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. For purposes of executing this Agreement, facsimile signature shall be given the same force and effect as an original signature.

         13.9 CONFIDENTIALITY. The parties agree that they will not make any public comment, statement, communication or disclosure about the existence or contents of this Agreement or activities relating to the consummation of the transactions contemplated herein without prior approval of the other party, except as may be required by law, as may be necessary to obtain the required consents, licenses, permits or approvals required herein, or as may be necessary in the ordinary course of business.

         13.10 EXPENSES. Except as otherwise provided for herein, each party will be responsible for payment of all fees and expenses incurred by that party in connection with this Agreement and the consummation of the transactions contemplated thereby regardless of whether this Agreement is terminated without consummation of the transaction contemplated hereby.

         13.11 NO THIRD PARTY BENEFICIARIES. Nothing contained in this Agreement (express or implied) is intended or shall be construed to confer upon or give to any person, corporation or other entity, other than the parties hereto and their permitted successors or assigns, any rights or remedies under or by reason of this Agreement.

         13.12 FURTHER ASSURANCES. Each party hereby agrees to perform any further acts and to execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Agreement.

                         [SIGNATURES ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


iLINC COMMUNICATIONS, INC.                 GLYPHICS COMMUNICATIONS, INC.



By:                                        By:
    _______________________________              _______________________________
         James M. Powers, Jr.,                      Gary Moulton,
         President                                  President

Date: _______________________________      Date: _______________________________

                                           KEYHOLDERS


                                           By:
                                                 _______________________________
                                                    Gary Moulton

                                           Date: _______________________________


                                           By:
                                                 _______________________________
                                                    Tad Richards

                                           Date: _______________________________


                                           By:
                                                 _______________________________
                                                    Dr. John Rhodes

                                           Date: _______________________________

                                INDEX TO EXHIBITS


Form of Escrow Agreement.............................................Exhibit "A"

Form of Bill of Sale.................................................Exhibit "B"

Form of Assignment and Assumption Agreement..........................Exhibit "C"

Form of Assignment of Trademarks.....................................Exhibit "D"

                                   EXHIBIT "A"
                                   -----------

                            FORM OF ESCROW AGREEMENT

                                ESCROW AGREEMENT

         This Escrow Agreement (this "Agreement") is to be effective on June 2, 2004, among iLinc Communications, Inc., a Delaware corporation ("iLinc"), Glyphics Communications, Inc., a Utah corporation ("Glyphics"), and the undersigned stockholders of Glyphics (collectively the "Key Holders") and Cerberus Financial, Inc. as escrow agent ("Escrow Agent"). All capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Asset Purchase Agreement executed by iLinc and Glyphics on an even date herewith.

         This is the Escrow Agreement referred to in the Asset Purchase Agreement and Plan of Reorganization of even date herewith (the "Assets Purchase Agreement"), among iLinc, Glyphics and the Key Holders. All defined terms not specifically otherwise defined herein shall have the definition contained in the Asset Purchase Agreement.

         Whereas, Glyphics sold certain assets to iLinc in exchange for the consideration described in the Asset Purchase Agreement, that included the Common Stock of iLinc.

         Whereas, a certain number of those shares of Common Stock were to be held in escrow to secure the representations, warranties and indemnities of Glyphics (the "Escrow Shares").

         Now Therefore, in consideration for the mutual covenants and promises contained herein and the Asset Purchase Agreement, the parties agree as follows:

1. SHARES IN ESCROW. iLinc is depositing with Escrow Agent 704,839 shares of its common stock that are intended to represent twenty percent (20%) of the Equity Consideration due to Glyphics (the "Escrow Shares"). Except to the extent otherwise provided in the Asset Purchase Agreement, the Escrow Shares shall be the only source of recovery by iLinc for any remedy against Glyphics or the Key Holders, including adjustment of the purchase price for the assets of Glyphics because of the Revenue Performance Requirement or the difference between the estimated Audio Conferencing Business Revenues and the audited Audio Conferencing Business Revenues. Escrow Agent acknowledges receipt thereof. Escrow Agent hereby agrees to act as escrow agent and to hold, safeguard and disburse the Escrow Shares pursuant to the terms and conditions hereof.

2. CLAIMS AGAINST THE ESCROW STOCK. The Escrow Shares shall be held by the Escrow Agent as security and satisfaction for any Damages or Payment Damages incurred from time to time by any of the Indemnified Persons and for which the Indemnified Persons are entitled to recover pursuant to the provisions of
SECTION 10.1 (Damages) and SECTION 10.3 (Revenue Performance Requirement) and shall secure the requirements of SECTION 10.4 (Procedure for Indemnification -- Third Party Proceedings) of the Asset Purchase Agreement. ilinc and the Key Holders agree that all Damages for which any Indemnified Person is entitled to be indemnified by Key Holders shall first be recovered and satisfied by issuance to each Indemnified Person of the appropriate number of shares of Escrow Shares determined in accordance with this Agreement. After exhaustion of the Escrow Shares, iLinc may pursue additional remedies against Glyphics or the Key Holders for recovery of Payment Damages as provided in the Asset Purchase Agreement.

3. CALCULATION OF NUMBER OF SHARES. For all purposes under this Agreement, and all notices delivered hereunder, each share of Escrow Shares shall have the fixed value equal to $1.05 per share (the "Indemnity Price"). Should the Escrow Agent receive a demand for reimbursement of Damages or Payment Damages in dollars, then that dollar amount shall be converted to a number of Escrow Shares using the fixed Indemnity Price per share.

4. PROCEDURE FOR CLAIMS AGAINST THE ESCROW STOCK.

         a. NOTICE OF CLAIM FOR DOLLAR DAMAGES. In the event that iLinc believes in good faith that there exist reasonable grounds to make a claim for Damages in a dollar amount arising under SECTION 10.1, (i.e., unrelated to the Revenue Performance Requirement Claim) but only after implementation and exhaustion of the Indemnification Procedures contained in Section 10.8, (a "Escrow Claim"), then iLinc will deliver to the Escrow Agent, with a copy to the Key Holders, a certificate in substantially the form of EXHIBIT A attached hereto (a "Notice of Claim"). The Escrow Agent will promptly give written notice to iLinc and the Key Holders of its receipt of a Notice of Claim. If the Escrow Agent, within fifteen (15) business days following the receipt by all of the Key Holders of a Notice of Claim (the "Objection Period") shall not have received from any of the Key Holders a certificate in substantially the form of EXHIBIT B attached hereto (an "Objection Certificate") disputing the Notice of Claim, then the Escrow Agent shall, within five (5) business days following the expiration of the Objection Period deliver to iLinc the number of shares of Escrow Shares divided by the Indemnity Price that is equal to the dollar amount claimed in the Notice of Claim. Because the Escrow Shares held by Escrow Agent shall have been issued in the names of the separate stockholders of Glyphics (the "Glyphics Stockholders"), including the Key Holders, any Escrow Shares to be delivered to Indemnified Parties pursuant to this Escrow Agreement shall be taken pro rata from the Escrow Shares issued in the name of each Glyphics Stockholder according to the percentage of Escrow Shares held in the name of each Glyphics Stockholder.

         b. NOTICE OF CLAIM FOR PERFORMANCE REQUIREMENT. Within one hundred twenty (120) days of the expiration of the Measurement Year, iLinc shall tender notice to the Escrow Agent providing the level of audited Audio Conference Revenues earned from the Audio Conferencing Business. If such notice is not delivered within such period, then all Escrow Shares shall be released to the Glyphics Stockholders. If the Audio Conferencing Revenues earned by iLinc during Measurement Year equals or exceeds the Target Revenues, then the Escrow Shares then being held in Escrow shall be released to the Glyphics Stockholders without further claim by iLinc. However, subject to the procedures set out below, if the audited Audio Conferencing Revenues earned by iLinc during the Measurement Year are less than the Target Revenues, then iLinc shall be entitled to a return of five percentage points (5%) of the Escrow Shares for each one percentage point (1%) that actual audited Audio Conferencing Revenues are less than the Target Revenues. By way of example but not limitation, if Audio Conferencing Revenues earned by Purchaser are 10% percent less than the Target Revenues, then Purchaser shall be entitled to receive back 50% of the Escrow Shares. After determined, iLinc shall provide to the Escrow Agent and the Key Holders the amount of audited Audio Conferencing Revenues earned during the Measurement Year, together with either: (1) notice of release of the Escrow Shares if the Target Revenues were achieved, or (2) a claim for return of Escrow Shares in substantially the form of EXHIBIT A attached hereto (a "Notice of Claim") providing the number of shares claimed. The Escrow Agent will promptly give written notice to iLinc and the Key Holders of its receipt of a Notice of Claim. If the Escrow Agent, within fifteen (15) business days following receipt by all of the Key Holders of the Notice of Claim (the "Objection Period") shall not have received from any of the Key Holders a certificate in substantially the form of EXHIBIT B attached hereto (an "Objection Certificate") disputing the Notice of Claim, then the Escrow Agent shall, within five (5) business days following the expiration of the Objection Period deliver to iLinc the number of shares due to its pursuant to this Agreement. Because the Escrow Shares held by Escrow Agent shall have been issued in the names of the separate Glyphics Stockholders, including the Key Holders, any Escrow Shares to be delivered to Indemnified Parties pursuant to this Escrow Agreement shall be taken pro rata from the Escrow Shares issued in the name of each Glyphics Stockholder according to the percentage of Escrow Shares held in the name of each Glyphics Stockholder.

         c. Should either iLinc make a determination that a reasonable basis no longer exists for a claim, or should the Escrow Stockholder make a determination that reasonable grounds no longer exist to object to a claim, then the appropriate party shall promptly deliver to the Escrow Agent and its counterpart a certificate indicating resolution of the matter and providing instruction to the Escrow Agent of the appropriate action.

5. ARBITRATION OF DISPUTES. Should a dispute arise over the validity of an Escrow Claim, an objection thereto, the dollar amount of damages sustained, the level of audited revenues achieved or any other matter concerning this Agreement, then iLinc and the Key Holders agree to submit the dispute to binding arbitration. iLinc and each of the Key Holders agree to irrevocably submit to the exclusive jurisdiction of an arbitrator in Phoenix, Arizona, and hereby waive any objection to jurisdiction or to convenience of forum. All claims arising under this Escrow Agreement shall be submitted to binding arbitration, in accordance with the Commercial Rules of the American Arbitration Association. All discovery shall be conducted using the Federal Rules of Civil Procedure. A sole arbitrator shall conduct Arbitration and she shall render her award within forty-five (45) days of appointment. Judgment upon the award rendered by the arbitrator may be entered in, and enforced by, any court having jurisdiction thereof. The award of the arbitrator may grant any relief available to the parties in law or in equity; and the award may contain a provision for payment of costs and attorney's fees to the prevailing party, if any. Provided, however, that in all events, a judgment so determined or entered shall be limited to and may only be enforced by the prevailing party and satisfied out of the Escrow Shares deposited herewith.

6. TERMINATION DISBURSEMENTS FROM ESCROW. The Escrow Agent shall deliver to the Glyphics Stockholders on the date that is sixteen (16) months after the date hereof, a number of shares of Escrow Shares equal to the difference between (i) the then remaining shares of Escrow Shares minus (ii) a number of shares of Escrow Shares equal in value to the value of any unresolved pending indemnification claims (as such value is designated in the applicable Notice of Claim(s)). This Agreement shall automatically terminate following the distribution of all Escrow Shares. Notwithstanding anything to the contrary contained in this Agreement, no distribution shall be made from escrow if, and to the extent, the aggregate value of the number of shares of Escrow Shares remaining in escrow following such distribution would be less than the aggregate Damages claimed by iLinc under any Notice of Claim then pending.

7. DUTIES AND LIMITATIONS OF ESCROW AGENT. Escrow Agent shall not be under any duty to give the Escrow Shares held by it hereunder any greater degree of care than it gives its own similar property. To induce Escrow Agent to act hereunder, it is further agreed by iLinc and the Key Holders that:

         a. This Escrow Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this agreement against the Escrow Agent.

         b. The Escrow Agent acts hereunder as a depository only and is not responsible or liable for the sufficiency, correctness, genuineness or validity of any instrument, document, agreement or instruction deposited with him hereunder or with respect to the form or execution of the same or the identity, authority, or rights of any person executing or depositing the same.

         c. Escrow Agent shall not be liable for actions or omissions hereunder, except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of and in connection with this Agreement.

         d. Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that the person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. Escrow Agent may conclusively presume that the undersigned representative of any party hereto which is an entity other than a natural person has full power and authority to instruct Escrow Agent on behalf of that party unless written notice to the contrary is delivered to Escrow Agent.

         e. The Escrow Agent shall have a first lien on the property and papers held by it hereunder for his compensation and for any expenses or counsel fees it may incur.

         f. Escrow Agent may act pursuant to the advice of independent counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted by it in good faith in accordance with such advice.

         g. Escrow Agent does not have any interest in the Escrow Shares deposited hereunder but is serving as escrow holder only and has only possession thereof.

         h. Escrow Agent shall be under no duty or responsibility to enforce any of the terms or conditions of any other agreements among any parties hereto and any other party.

         i. Escrow Agent shall not, by act, delay, omission or otherwise, be deemed to have waived any rights or remedies, or both, hereunder, unless such waiver be in writing, and no waiver shall be valid unless in writing, signed by the Escrow Agent, and only to the extent therein set forth. A waiver by the Escrow Agent of any right or remedy, or both under the terms of this Escrow Agreement on any one occasion shall not be construed as bar to or waiver of any such right or remedy or both which the Escrow Agent would otherwise have had on any future occasion.

         j. Escrow Agent makes no representation as to the validity, value, genuineness or collectability of any security or other document or instrument held by or delivered to it.

         k. Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

         l. Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Escrow Shares to any successor Escrow Agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of Escrow Agent will take effect on the earlier of (i) the appointment of a successor (including a court of competent jurisdiction) mutually agreed upon by iLinc and the Key Holders or (ii) the day which is thirty (30) days after the date of delivery of its written notice of resignation to the other parties hereto. If, at that time, Escrow Agent has not received a designation of a successor Escrow Agent, Escrow Agent's sole responsibility after that time shall be to retain and safeguard the Escrow Shares until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a final, nonappealable order of a court of competent jurisdiction.

         m. In the event of any disagreement between the other parties hereto resulting in adverse claims or demands being made in connection with the Escrow Shares or in the event that Escrow Agent is in doubt as to what action it should take hereunder, Escrow Agent shall be entitled to retain the Escrow Shares until Escrow Agent shall have received (i) a final, nonappealable order of a court of competent jurisdiction directing delivery of the Escrow Shares or (ii) a written agreement executed by the other parties hereto directing delivery of the Escrow Stock, in which event Escrow Agent shall disburse the Escrow Shares in accordance with such order or agreement. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to Escrow Agent to the effect that the order is final and nonappealable. Escrow Agent shall act on such court order and legal opinion without further question.

         n. iLinc and Key Holders hereby agree to reimburse Escrow Agent for all reasonable expenses, disbursements and advances incurred or made by Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel). Any such compensation and reimbursement to which Escrow Agent is entitled shall be borne fifty percent (50%) by Key Holders and fifty percent (50%) by iLinc. Any fees or expenses of Escrow Agent or its counsel that are not paid as provided for herein may be taken from any property held by Escrow Agent hereunder.

         o. Unless required by law, no printed or other matter in any language (including, without limitation, prospectuses, notices, reports and promotional material) that mentions Escrow Agent's name or the rights, powers or duties of Escrow Agent shall be issued by the other parties hereto or on such parties' behalf unless Escrow Agent shall first have given its specific written consent thereto.

         p. The other parties hereto authorize Escrow Agent, for any securities held hereunder, to use the services of any United States central securities depository it reasonably deems appropriate, including, without limitation, the Depository Trust Company and the Federal Reserve Book Entry System.

8. LIMITED RESPONSIBILITY. This Agreement expressly sets forth all the duties of Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against Escrow Agent. Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Agreement.

9. OWNERSHIP FOR VOTING AND TAX PURPOSES. Key Holders agree that, for purposes of federal and other taxes based on income, Key Holders will be treated as the owner of the Escrow Shares and that Key Holders will report all dividend income, if any, that is earned on, or derived from, the Escrow Shares as its income in the taxable year or years in which such income is properly includible and pay any taxes attributable thereto. Key Holders shall be entitled to vote the Escrow Shares while held in Escrow provided on the Record Date for purposes of determining the stockholders of record the Escrow Shares have not been returned to iLinc pursuant to a notice of claim.

10. NOTICES. All notices, Consents, waivers and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been received by a party the day following when (a) delivery to the appropriate address by hand or deposited for delivery with the United States Postal Service by certified mail with return receipt or delivered to a nationally recognized overnight courier service (costs prepaid) for delivery; or (c) received by the addressee in each case to the following addresses and facsimile numbers and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number or person as a party may designate by notice to the other parties):

         KEY HOLDERS:
         ------------

                  Dr. John Rhodes
                  775 West 1200 North, Suite 200
                  Springville, Utah 84663
                  Facsimile No.: 801-853-0599

                  Gary Moulton
                  775 West 1200 North, Suite 200
                  Springville, Utah 84663
                  Facsimile No.: 801-853-0599

                  Tad Richards
                  775 West 1200 North, Suite 200
                  Springville, Utah 84663
                  Facsimile No.: 801-853-0599

                  New Millenium Software, Inc.
                  775 West 1200 North, Suite 200
                  Springville, Utah 84663
                  Facsimile No.: 801-853-0599

         With a copy to:   Clyde Snow Sessions & Swenson
                           201 South Main, Suite 1300
                           Salt Lake City, Utah 84111
                           Perrin R. Love
                           Phone No.: 801-322-2516

         iLINC:
         ------

                  iLinc Communications, Inc.
                  2999 N. 44th St., Suite 650
                  Phoenix, Arizona  85018-7273
                  Attention: James L. Dunn, Jr.
                  Facsimile No.: 602-952-0544

         ESCROW AGENT:
         -------------

                  Cerberus Financial, Inc.
                  2999 N. 44th Street, Suite 100
                  Phoenix, AZ 85018
                  Attn: Thomas R. Hislop, President
                  Facsimile No.: 602-952-0220

11. EXECUTION OF AGREEMENT. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for any purposes whatsoever.

12. SECTION HEADINGS, CONSTRUCTION. The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

13. WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

14. ENTIRE AGREEMENT AND MODIFICATION. This Agreement supersedes all prior agreements among the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by iLinc, each of the Key Holders and Escrow Agent.

15. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Arizona without regard to conflicts of law principles that would require the application of any other law.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

iLINC COMMUNICATIONS, INC.


By:  _________________________
     James M. Powers, Jr.

Its: President


ESCROW AGENT

CERBERUS FINANCIAL, INC.


By:  __________________________
     Thomas R. Hislop

Its: President


KEY HOLDERS:


By:  ____________________________
     Tad Richards


By:  ____________________________
     Gary Moulton


By:  ____________________________
     John Rhodes


By:  ____________________________
     New Millenium Software, Inc.

                                    EXHIBIT A
                                    ---------

                                 NOTICE OF CLAIM

         The undersigned, Indemnified Person, the Escrow Agreement (the "Escrow Agreement"), among iLinc Communications, Inc., a Delaware corporation ("iLinc"), Glyphics Communications, Inc., a Utah corporation ("Glyphics"), and the undersigned stockholders of Glyphics (collectively the "Key Holders") and Cerberus Financial, Inc., as escrow agent ("Escrow Agent"), (terms defined in the Escrow Agreement have the same meanings when used herein), hereby delivers this Notice of Claim to you, the Escrow Agent, and hereby:

         a. certifies that Indemnified Person has sent to the Key Holders a written notification of a claim for indemnity pursuant to the terms of the Escrow Agreement in the amount of $_______________; and

         b. instructs you to deliver to Indemnified Person ______________________ shares of Escrow Shares to satisfy the amount set forth in paragraph (a) above, within five (5) Business Days following the expiration of the Objection Period, unless you receive an Objection Certificate from Key Holders prior to the expiration of the Objection Period, in which case you are instructed to pay such amount (or any specified portion thereof) within five (5) Business Days following your receipt of a Resolution Certificate or a Judgment Certificate.

                                            INDEMNIFIED PERSON



                                            By:_________________________________
                                               [Name], [Title]

Dated:_________________

                                    EXHIBIT B
                                    ---------

                              OBJECTION CERTIFICATE

         The undersigned, Key Holders, pursuant to the Escrow Agreement (the "Escrow Agreement"), by and among iLinc Communications, Inc., a Delaware corporation ("iLinc"), Glyphics Communications, Inc., a Utah corporation ("Glyphics"), and the undersigned stockholders of Glyphics (collectively the "Key Holders") and Cerberus Financial, Inc., as escrow agent ("Escrow Agent"), (terms defined in the Escrow Agreement have the same meanings when used herein), hereby deliver this Objection Certificate to you, the Escrow Agent, and hereby:

         a. dispute that the claims for Damages referred to in the Notice of Claim dated ____________ are payable to Indemnified Person (identified in the Notice of Claim) pursuant to the indemnification provisions of Assets Purchase Agreement;

         b. certify that the undersigned has sent to Indemnified Person a written statement disputing the liability of the undersigned to Indemnified Person for such claim; and

         c. instruct you to withhold delivery to Indemnified Person of __________________ shares of Escrow Shares unless and until you receive a Resolution Certificate or a Judgment Certificate, in which case you are authorized to deliver Escrow Shares to satisfy such amount specified in such Resolution Certificate or Judgment Certificate.

                                  KEY HOLDERS:



Dated: _________________

                                    EXHIBIT C
                                    ---------

                             RESOLUTION CERTIFICATE

         The undersigned, Indemnified Person, pursuant to the Escrow Agreement, by and among iLinc Communications, Inc., a Delaware corporation ("iLinc"), Glyphics Communications, Inc., a Utah corporation ("Glyphics"), and the undersigned stockholders of Glyphics (collectively the "Key Holders") and Cerberus Financial, Inc., as escrow agent ("Escrow Agent"), (terms defined in the Escrow Agreement have the same meanings when used herein), hereby delivers this Resolution Certificate to you, the Escrow Agent, and hereby:

         a. certify that Indemnified Person and the Key Holders have resolved their dispute as to the claims described in the Notice of Claim dated _____________ and the related Objection Certificate dated _____________ and that the amount owed with respect to the claims described in such certificates is $______________; and

         b. instruct you to deliver to Indemnified Person ______________________ shares of Escrow Shares to satisfy the amount set forth in paragraph
            (a) above, and such Escrow Shares shall be delivered in accordance with Section 4(b) of the Escrow Agreement, within five (5) Business Days of your receipt of this Resolution Certificate.

                                               [INDEMNIFIED PERSON]


                                               By: _____________________________
                                                   [Name], [Title]


                                               KEY HOLDERS:


Dated:_________________

                                   EXHIBIT "B"
                                   -----------

                              FORM OF BILL OF SALE

                                  BILL OF SALE


         This Bill of Sale is executed by Glyphics Communications, Inc., a Utah corporation (the "Seller") pursuant to the Asset Purchase Agreement and Plan of Reorganization dated June 1, 2004 between Seller and iLinc Communications, Inc., a Delaware corporation ("Purchaser") (the "Asset Purchase Agreement") to be effective as of the Closing of the Asset Purchase Agreement as defined therein (the "Effective Date").

         Whereas, Seller, has agreed in receipt of the consideration expressed in the Asset Purchase Agreement to transfer certain Purchased Assets as more fully defined therein. For valuable consideration expressed in the Asset Purchase Agreement, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, Seller agrees as follows:

                                   ARTICLE I
                             TRANSFER OF THE ASSETS
                             ----------------------

         1.1 CONVEYANCE AND ASSIGNMENT. Pursuant to the terms of the Asset Purchase Agreement, Seller hereby irrevocably sells, conveys, transfers, delivers and assigns unto Purchaser all of Seller's right, title and interest in and to the Purchased Assets, as described and defined in Section 1 of the Asset Purchase Agreement, subject to Seller's rights in that certain Security Agreement dated of even date herewith

         1.2 FURTHER ACTIONS. Subject to the terms of the Asset Purchase Agreement, Seller covenants and agrees to warrant and defend the sale, transfer, assignment, conveyance, grant and delivery of the Purchased Assets hereby made against all persons to whomsoever, to the extent necessary to defend an action consistent with the warranty in this paragraph, to take all steps reasonably necessary to establish the record of Purchaser's title to the Purchased Assets, and at the request of Purchaser, to execute and deliver further instruments of transfer and assignment and take such other action as Purchaser may reasonably request to more effectively transfer and assign to and vest Purchaser each of the Purchased Assets, all at the sole cost and expense of Seller.

         1.3 POWER OF ATTORNEY. Without limiting Section 2.2 hereof, Seller hereby constitutes and appoints Purchaser the true and lawful agent and attorney in fact of Seller, with full power of substitution and resubstitution, in whole or in part, in the name and stead of Seller but on behalf and for the benefit of Purchaser and its successors and assigns (and at Purchaser's sole expense), from time to time:

                  a. to demand, receive and collect any and all of the Purchased Assets and to give receipts and releases for and with respect to the same, or any part thereof;

                  b. to institute and prosecute, in the name of Seller or otherwise, any and all proceedings at law, in equity or otherwise, that Purchaser or its successors and assigns may deem proper in order to collect or reduce to possession any of the Purchased Assets and in order to collect or enforce any claim or right of any kind hereby assigned or transferred, or intended so to be; and

                  c. to do all things legally permissible, required or reasonably deemed by Purchaser to be required to recover and collect the Purchased Assets and to use Seller's name in such manner as Purchaser may reasonably deem necessary for the collection and recovery of the same,

         Seller hereby declaring that the foregoing powers are coupled with an interest and are and shall be irrevocable by Seller. Notwithstanding the foregoing, in any proceeding in which the foregoing power is exercised, Purchaser (or, as applicable, its successors and assigns) shall identify themselves as being the successors-in-interest of Seller, and may not take any action which would impose any liability upon Seller in excess of that liability which exists from Seller to Purchaser in the Asset Purchase Agreement. It is expressly understood that this power is being granted solely for purposes of vesting the Purchased Assets in Purchaser pursuant to the terms of the Asset Purchaser Agreement, and is not otherwise intended or designed to increase Seller's liability or responsibility to Purchaser or any other third party beyond that set forth in the Asset Purchase Agreement.

                                   ARTICLE II
                                  MISCELLANEOUS
                                  -------------

         2.1 TERMS OF THE ASSET PURCHASE AGREEMENT. The terms of the Asset Purchase Agreement, including but not limited to Seller's representations, warranties, covenants, agreements and indemnities to the Purchased Assets, are incorporated herein by this reference. Seller acknowledges and agrees that the representation, warranties, covenants, agreements and indemnities contained in the Asset Purchase Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provide therein. To the extent any conflict or inconsistency exists between this Bill of Sale and the Asset Purchase Agreement, the provisions of the Asset Purchase Agreement shall control. For purposes of executing this Agreement, a facsimile signature shall be given the same force and effect as an original signature.

         2.2 TITLES AND CAPTIONS. All article or section titles or captions in this Bill of Sale are for convenience only, shall not be deemed part of this Bill of Sale and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Unless otherwise defined herein, all capitalized terms used herein shall have the definitions given such terms in the Asset Purchase Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Bill of Sale as of the date first above written.



GLYPHICS COMMUNICATIONS, INC.             iLINC COMMUNICATIONS, INC.

By:                                       By:
    -----------------------------------       ----------------------------------
         Gary Moulton,                              James M. Powers, Jr.,
         President                                  President

Date:                                     Date:
      -----------------------------------       --------------------------------

                                   EXHIBIT "C"
                                   -----------

                   FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

                      ASSIGNMENT AND ASSUMPTION AGREEMENT

         This Assignment and Assumption Agreement (the "Agreement") is made and entered into as of June 1, 2004 (the "Effective Date"), by iLinc Communications, Inc., a Delaware corporation ("Purchaser" or "iLinc"), and Glyphics Communications, Inc., a Utah corporation ("Seller" or "Glyphics").

                              W I T N E S S E T H:

         WHEREAS, Glyphics and iLinc are parties to that certain Asset Purchase Agreement and Plan of Reorganization dated as of June 1, 2004 (the "Asset Purchase Agreement") that provided for the consummation of a transaction between the parties on the Closing Date, pursuant to which iLinc has purchased from Glyphics certain assets related to its business and operations, including its audio conferencing business as more particularly set forth therein; and

         WHEREAS, pursuant to the Asset Purchase Agreement, iLinc wishes to assume those certain debts, obligations and liabilities of Glyphics and Glyphics wishes to assign to iLinc substantially all of its assets, each more particularly set forth therein;

         WHEREAS, pursuant to the Asset Purchase Agreement and in exchange for the consideration therein expressed, iLinc has agreed to assume those specific debts, obligations and liabilities of Glyphics' and accept assignment of substantially all of its assets.

         NOW THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

    1. TERMS. The capitalized terms used but not defined herein shall have the meanings for such terms that are set forth in the Asset Purchase Agreement.

    2. ASSIGNMENT AND ASSUMPTION OF PURCHASED ASSETS. Glyphics does hereby grant, bargain, convey, transfer, assign and deliver to iLinc, to and for iLinc's use and benefit forever, to have and to hold all of the right, title and interest of Glyphics in and to the Purchased Assets, including specifically the Maintenance Contracts, License Agreements and Partner Agreements listed on Exhibit "B" attached hereto, together with all other such customer contracts, license agreements and partner agreements by and between Glyphics and its customers and partners which are not listed by mere omission but which are a part of the Purchased Assets (together the "Contracts"). Accordingly, iLinc does hereby assume the ongoing obligations arising under those Contracts and shall receive any and all benefits accruing under those Contracts. Provided however that should a customer or partner, within the one hundred and twenty (120) day period following the Closing Date, demand a refund of any deposits or sums due under that Contract, iLinc shall have the option of accepting that Contract and paying the sums claimed due or rejecting that Contract. No such acceptance or rejection of such contract by iLinc shall have any effect upon any amount of stock to be paid over to the shareholders of Glyphics or any right of indemnification owed to Glyphics or its shareholders.

    3. ASSUMPTION OF LIABILITIES. Pursuant to the Asset Purchase Agreement, iLinc hereby assumes those specific liabilities of Glyphics listed on Exhibit "A" attached hereto in the specific amounts shown thereon, plus the "Post Closing Amounts" if any (as defined below). The amount of liabilities assumed shall be the amount indicated next to each Glyphics creditor listed on Exhibit "A", (and only the creditors listed on Exhibit "A"). Except as otherwise specifically provided in the Asset Purchase Agreement the amount reflected next to each creditor of Glyphics, together with the Post Closing Amounts (if any) shall be the maximum amount owed to that creditor by iLinc. Therefore, the total dollar amount assumed by iLinc shall not exceed the fixed sum of Two Million One Hundred Fourteen Thousand Five Hundred Ninety-Six and 00/100 Dollars ($2,114,596) plus the Post Closing Amounts (if any). The parties further agree that iLinc is free to negotiate a reduction in the amount due to the creditor. If a reduction and full release from the creditor is obtained then the balance not paid by iLinc (i.e., the savings) shall not be reallocated to other creditors nor refunded to Glyphics except as specifically provided in Sections 1.5(a) and 1.5(b) of the Asset Purchase Agreement, but shall be extinguished as a liability of iLinc. Furthermore, the parties understand that as part of these negotiations, iLinc may, as a matter of negotiation strategy, decide to delay payment, and this delay could result in additional charges, expenses, fees, or costs (including court costs and attorneys fees) to accrue. Therefore, iLinc shall have forty five (45) days after the Effective Date (the "Negotiation Period") to either tender acknowledgement to the creditor of the promise to pay the full amount of the liability shown on Exhibit "A" or continue to negotiate settlement. Should the creditor accept the amount reflected on Exhibit "A" and should iLinc have paid such amounts when and as agreed with the creditor, then iLinc will obtain from the creditor an acknowledgement and/or release of full and final payment of all sums due, and thereafter will not be responsible for any additional amounts. However, should the creditor refuse to accept the amount tendered by iLinc and iLinc continue to attempt to negotiate further reduction in the liability, then iLinc will be responsible for any additional charges, expenses, fees, or costs (including court costs and attorneys fees) that may accrue after the Closing Date and as a direct result of that continued negotiation (the "Post Closing Amounts"), which Post Closing Amounts shall not be subject to indemnification of iLinc by Glyphics pursuant to Section 10.1(c)(i) of the Asset Purchase Agreement. Further, should iLinc tender the amount shown on Exhibit "A" within the Negotiation Period, and the creditor not accept such amount in full payment, then iLinc will have no liability for any amount in excess of the amount reflected on Exhibit "A" to either the creditor or Glyphics (except for the charges accruing from the "Ongoing Liabilities" defined hereinafter). Furthermore, should additional creditors of Glyphics make a claim against iLinc in excess of the amount shown on Exhibit "A", or should other creditors of Glyphics not listed on Exhibit "A" attempt to make a claim against the Purchased Assets or against iLinc, then iLinc shall have no such liability to Glyphics or the creditor for such excess amount ("the Excess Liability"). Should iLinc become obligated to make payment to any creditor of Glyphics not included in Exhibit "A" or be required to make any Excess Liability payments, including in order to protect against a lien upon the Purchased Assets, then the amount of the obligation shall be an indemnity claim under the Purchase Agreement, and may be recovered by iLinc from any payments due to Glyphics or from the Escrow Shares in the manner provided in Section 10 of the Asset Purchase Agreement. Ilinc shall not be deemed to be obligated or required to pay any additional amount owed to any creditor unless such creditor shall have received a judgment to that effect and such judgment shall not have been obtained against iLinc by default. No determination by iLinc to negotiate with any creditor shall result in the decrease of shares to be paid over to the Shareholders of Glyphics and iLinc indemnifies and holds harmless Glyphics and its shareholders for any claim made against any of them by a creditor with whom Glyphics has determined to negotiate.

    4. ONGOING LIABILITIES. On the date of execution of the Asset Purchase Agreement, Glyphics will notify each Creditor that Glyphics is terminating all service and closing the accounts for all creditors listed on Exhibit "A", except those which will continue service with iLinc (the "Ongoing Liabilities").

    5. INCORPORATION BY REFERENCE. The terms of the Asset Purchase Agreement, including but not limited to Glyphics' representations, warranties, and covenants relating to the Assigned Commitments, are incorporated herein by this reference. Glyphics acknowledges and agrees that the representations, warranties, covenants, and agreements contained in the Asset Purchase Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Asset Purchase Agreement and the terms hereof, the terms of the Asset Purchase Agreement shall govern.

    6. MISCELLANEOUS. The assignment, transfer, acceptance, covenants and assumptions contained herein shall bind and inure to the benefit of Glyphics and iLinc and their respective successors and assigns. This Agreement may not be changed, modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by the parties hereto or their respective successors and assigns. The parties acknowledge that this Agreement will be governed by the laws of the State of Arizona without giving effect to the principles of conflicts of law thereof. This Assignment and Assumption Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Assumption Agreement to be effective on the date first above written.

Glyphics Communications, Inc.


By: ___________________________
         Gary Moulton,
         President

Date: _________________________


iLinc Communications, Inc.


By: ___________________________
         James M. Powers, Jr.,
         President

Date: _________________________

                                    EXHIBIT A
                          SPECIFIC LIABILITIES ASSUMED

                                    EXHIBIT B
                        CONTRACTS AND AGREEMENTS ASSUMED

1. Maintenance Contracts

2. Software License Agreements

3. Reseller Agreements

4. Customer Agreements

                                   EXHIBIT "D"
                                   -----------

                        FORM OF ASSIGNMENT OF TRADEMARKS

                                   ASSIGNMENT
                                   ----------

         This ASSIGNMENT is made as of June 1, 2004 by and between Glyphics Communications, Inc., a Utah corporation ("Assignor"), and iLinc Communications, Inc., a Delaware corporation, located and doing business at 2999 N. 44th Street, Suite 650, Phoenix, Arizona 85018-7273 (the "Assignee").

                              W I T N E S S E T H:

         WHEREAS, Assignor has adopted, used, is using or is the owner of the service marks and trademarks listed on Schedule A hereto and the related trade dress, applications and registrations (collectively, the "Marks");

         WHEREAS, Assignor has adopted, used, is using or is the owner of certain domain names listed on Schedule A hereto and domain name registration therefore (the "Domain Names"); and

         WHEREAS, Assignee desires to acquire and use the Marks and Domain
Names;

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, Assignor hereby assigns to Assignee all of its right, title and interest in and to the Marks and Domain Names, including all of its common law rights, applications and registrations thereto, together with the goodwill of the business symbolized by the Marks and Domain Names. Assignor and Assignee hereby agree to execute, or cause to be executed, any and all other documents necessary in order to effectuate the assignment of the Marks and Domain Names to ensure that Assignee is the sole owner and holder of all of the rights, title and interest worldwide in and to the Marks and Domain Names, and all proprietary rights therein.

This Assignment is entered into in connection with the Closing of the transactions specified in that certain Asset Purchase Agreement and Plan of Reorganization between Assignor and Assignee of June 1, 2004 (the "Asset Purchase Agreement"). The terms of the Asset Purchase Agreement, including but not limited to Seller's representations, warranties, covenants, agreements and indemnities to the Purchased Assets, are incorporated herein by this reference. Seller acknowledges and agrees that the representation, warranties, covenants, agreements and indemnities contained in the Asset Purchase Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provide therein. To the extent any conflict or inconsistency exists between this Assignment and the Asset Purchase Agreement, the provisions of the Asset Purchase Agreement shall control. For purposes of executing this Agreement, a facsimile signature shall be given the same force and effect as an original signature.

IN WITNESS WHEREOF, the parties hereto have executed this trademark Assignment Agreement to be effective on the date first above written.



GLYPHIC COMMUNICATIONS, INC.              iLINC COMMUNICATIONS, INC.

By:                                       By:
    --------------------------------          --------------------------------
         Gary Moulton,                              James M. Powers, Jr.,
         President                                  President

Date:                                     Date:
      ------------------------------            ------------------------------

                                   Schedule A


                                  Page 3 of 3